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                                CREDIT AGREEMENT

                                   $25,000,000

                                     between

                           JEVIC TRANSPORTATION, INC.

                                       and

                              CORESTATES BANK, N.A.

                                      as of

                                  June 28, 1996



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                               Table of Contents

 1. Certain Definitions ....................................................  1
    1.1 Definitions ........................................................  1
    1.2 Accounting Terms ................................................... 10

 2. The Credit ............................................................. 10
    2.1 The Loans .......................................................... 10
        (a) Revolving Credit Loans ......................................... 10
        (b) Term Loans ..................................................... 10
        (c) Standby Letters of Credit....................................... 11
    2.2 The Notes .......................................................... 12
        (a) Revolving Credit Note .......................................... 12
        (b) Term Notes ..................................................... 12
    2.3 Funding Procedures ................................................. 12
        (a) Request for Advance ............................................ 12
        (b) Irrevocability ................................................. 13
        (c) Availability of Funds .......................................... 13
        (d) Funding of Net Amount .......................................... 13
    2.4 Interest ........................................................... 13
        (a) Base Rate ...................................................... 13
        (b) LIBO Rate ...................................................... 13
        (c) "As Offered" Fixed Rate ........................................ 13
        (d) Renewals and Conversions of Loans .............................. 13
        (e) Automatic Reinstatement ........................................ 14
    2.5 Fees ............................................................... 14
        (a) Revolving Loan Commitment Fee .................................. 14
        (b) Term Credit Commitment Fee ..................................... 14
        (c) Payment of Commitment Fees ..................................... 14
    2.6 Reduction or Termination of Commitments ............................ 14
        (a) Voluntary ...................................................... 14
        (b) Revolving Loan Commitment Termination .......................... 15
    2.7 Voluntary Prepayments .............................................. 15
        (a) Base Rate Loans ................................................ 15
        (b) LIBO Rate Loans ................................................ 15
        (c) "As Offered" Fixed Rate Loans .................................. 15
    2.8 Payments ........................................................... 15
        (a) Base Rate Loans ................................................ 15
        (b) LIBO Rate Loans ................................................ 15
        (c) "As Offered" Fixed Rate Loans .................................. 15
        (d) Form of Payments, Application of Payments, Payment
            Administration, Etc. ........................................... 15
        (e) Net Payments ................................................... 16
        (f) Prepayment of LIBO Rate Loans .................................. 16

    2.9 Changes in Circumstances; Yield Protection ......................... 17


                                     - i -

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    2.10 Illegality ........................................................ 18
    2.11 Indemnity Against Funding Losses or Expenses ...................... 18

 3. Representations and Warranties ......................................... 19
    3.1  Organization, Standing ............................................ 19
    3.2  Corporate Authority, Validity, Etc. ............................... 19
    3.3  Litigation ........................................................ 19
    3.4  ERISA ............................................................. 19
    3.5  Financial Statements .............................................. 20
    3.6  Not in Default, Judgments, Etc. ................................... 20
    3.7  Taxes ............................................................. 20
    3.8  Permits, Licenses, Etc. ........................................... 20
    3.9  Compliance with Laws, Etc. ........................................ 20
    3.10 Solvency .......................................................... 21
    3.11 Subsidiaries, Etc. ................................................ 21
    3.12 Title to Properties, Leases ....................................... 21
    3.13 Public Utility Holding Company; Investment Company ................ 21
    3.14 Margin Stock....................................................... 21

 4. Conditions Precedent.................................................... 22
    4.1  All Loans ......................................................... 22
         (a) Documents ..................................................... 22
         (b) Covenants; Representations .................................... 22
         (c) Defaults ...................................................... 22
         (d) Material Adverse Change ....................................... 22
    4.2  Conditions to First Loan  ......................................... 22
         (a) Articles, Bylaws .............................................. 22
         (b) Evidence of Authorization ..................................... 22
         (c) Legal Opinions ................................................ 22
         (d) Incumbency .................................................... 22
         (e) Notes ......................................................... 23
         (f) Documents ..................................................... 23
         (g) Consents ...................................................... 23
         (h) Change ........................................................ 23
         (i) Other Agreements .............................................. 23
         (j) Loan Request................................................... 23
         (k) Fees .......................................................... 23
         (1) Borrowing Base Certificate .................................... 23

 5. Affirmative Covenants .................................................. 23
    5.1  Financial Statements and Reports .................................. 23
         (a) Annual Statements.............................................. 23
         (b) Quarterly Statements .......................................... 24
         (c) No Default .................................................... 24
         (d) ERISA ......................................................... 25
         (e) Material Changes .............................................. 25
         (f) Other Information ............................................. 25


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         (g) Borrowing Base Certificates ................................... 25
         (h) Monthly Receivables Report .................................... 25
    5.2  Corporate Existence ............................................... 25
    5.3  ERISA ............................................................. 25
    5.4  Compliance with Regulations ....................................... 25
    5.5  Conduct of Business; Permits and Approvals, Compliance with Laws .. 25
    5.6  Maintenance of Insurance .......................................... 26
    5.7  Payment of Debt; Payment of Taxes, Etc. ........................... 26
    5.8  Notice of Events .................................................. 26
    5.9  Inspection Rights ................................................. 27
    5.10 Generally Accepted Accounting Principles .......................... 27
    5.11 Use of Proceeds ................................................... 27
    5.12 Further Assurances ................................................ 27
    5.13 Compliance with Material Contracts ................................ 27
    5.14 Restrictive Covenants in Other Agreements ......................... 27
    5.15 Personal Guarantees ............................................... 27

 6. Negative Covenants ..................................................... 28
    6.1  Consolidation and Merger .......................................... 28
    6.2  Liens ............................................................. 28
    6.3  Guarantees ........................................................ 28
    6.4  Margin Stock ...................................................... 28
    6.5  Acquisitions and Investments ...................................... 28
    6.6  Transfer of Assets; Nature of Business ............................ 29
    6.7  Restricted Payments ............................................... 29
    6.8  Accounting Change ................................................. 29
    6.9  Transactions with Affiliates ...................................... 29
    6.10 Negative, Negative Pledge Agreements .............................. 29
    6.11 Restriction on Amendment of This Agreement ........................ 29

 7. Financial Covenants .................................................... 29
    7.1  Borrowing Base .................................................... 29
    7.2  Minimum Tangible Net Worth ........................................ 30
    7.3  Debt to Tangible Net Worth ........................................ 30
    7.4  Debt Service Coverage ............................................. 30

 8. Default ................................................................ 30
    8.1  Events of Default ................................................. 30
         (a) Payments ...................................................... 30
         (b) Covenants ..................................................... 30
         (c) Representations, Warranties ................................... 30
         (d) Bankruptcy .................................................... 31
         (e) Certain Other Defaults ........................................ 31
         (f) Judgments ..................................................... 31
         (g) Attachments ................................................... 31
         (h) Change in Control ............................................. 31


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         (i) Security Interests ............................................ 31
         (j) Material Adverse Change ....................................... 31

 9. Collateral.............................................................. 32
    9.1   Collateral........................................................ 32
    9.2   Security Agreement................................................ 32

10. Miscellaneous .......................................................... 32
    10.1  Waiver ........................................................... 32
    10.2  Amendments ....................................................... 32
    10.3  Governing Law .................................................... 32
    10.4  Participations and Assignments ................................... 33
    10.5  Captions ......................................................... 33
    10.6  Notices .......................................................... 33
    10.7  Expenses; Indemnification ........................................ 33
    10.8  Survival of Warranties and Certain Agreements .................... 34
    10.9  Severability ..................................................... 34
    10.10 No Fiduciary Relationship ........................................ 34
    10.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS ................... 34
    10.12 WAIVER OF JURY TRIAL ............................................. 35
    1O.13 Counterparts; Effectiveness ...................................... 35
    10.14 Use of Defined Terms ............................................. 35
    10.15 Offsets .......................................................... 35
    10.16 Entire Agreement ................................................. 35
    10.17 Jevic Transportation Services, Inc. .............................. 35
    10.18 Inconsistency with Existing CoreStates Loans ..................... 36
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  EXHIBIT A       FORM OF REVOLVING CREDIT NOTE
  EXHIBIT B       FORM OF TERM NOTE
  EXHIBIT C       FORM OF BORROWING BASE CERTIFICATE
  EXHIBIT D       FORM OF SECURITY AGREEMENT
  EXHIBIT E       FORM OF LETTER OF CREDIT APPLICATION

  SCHEDULE 1      MISCELLANEOUS INFORMATION


                                     - iv -

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                                Credit Agreement

     This Credit Agreement, dated as of June 28, 1996 (this "Agreement"), is entered into by and between JEVIC TRANSPORTATION, INC., a New Jersey corporation ("Jevic") and CORESTATES BANK' N.A., a national banking association ("CoreStates", "CoreStates Bank" or the "Bank").

                              Preliminary Statement

     WHEREAS, Jevic desires to have available to it a credit facility the proceeds of which may be used for the purchase or refinancing of over the road chassis and trailers, Qualcomm satellites, trailer Dollys, trailer heaters, fork trucks, automobiles and miscellaneous equipment used in connection with its business and for working capital purposes.

     WHEREAS, Jevic has requested that CoreStates Bank establish such credit facility and make loans to Jevic under the terms and conditions hereinafter set forth.

     WHEREAS, the Bank is willing to establish such credit facility and make loans to Jevic under the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                             1. Certain Definitions

     1.1 Definitions.

     "Accounts Receivable Aging Report" shall mean a report in summary form of the status of accounts receivable in form and substance reasonably satisfactory to the Bank.

     "Additional Amount" shall have the meaning set forth in (section) 2.8(f).

     "Adjusted EBITDA" shall mean EBITDA plus all Operating Lease expenses during the period plus all interest expenses incurred during the period.

     "Affiliate" shall mean any Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with Jevic; (2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of Jevic; or (3) ten percent (10%) or more of whose voting stock of which is directly or indirectly beneficially owned or held by Jevic. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" shall mean this Credit Agreement, as amended, supplemented, modified, replaced, substituted for or restated from time to time and all exhibits and schedules attached hereto.


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     "As Offered Fixed Rate" shall mean the fixed rate which the Bank may quote to Jevic on any day that it may request such a rate for the purpose of fixing the rate of all or a portion of the unpaid principal amount of any Loan for a period which shall not extend beyond the Revolver Termination Date in the case of a Revolving Credit Loan or the final maturity date set forth in the Term Notes in the case of the Term Loans. If the Bank shall elect not to make available a quote for an "As Offered" Fixed Rate Loan on the day of the request, the request may be resubmitted on such later date as the Bank shall elect to make available such a quote. Interest on Loans, or portions thereof, at an "As Offered" Fixed Rate shall be computed on the basis of a year of 360 days (composed of twelve 30 day months) and on the date the Loan matures (whether by acceleration of the maturity as provided in (section) 8.1 or otherwise).

     "As Offered Fixed Rate Loans" shall mean Revolving Credit Loans and Term Loans accruing interest based on an As Offered Fixed Rate.

     "Base Rate" shall mean, for any day, the higher of the Federal Funds Rate plus 1/2 of 1% or the prime commercial lending rate of CoreStates Bank, N.A., as announced from time to time at its head office, calculated on the basis of the actual number of days elapsed in a year of 360 days.

     "Base Rate Loans" shall mean Revolving Credit Loans and Term Loans accruing interest based on the Base Rate.

     "Borrowing Base" shall mean that amount which is equal to 80% of the Eligible Receivables.

     "Borrowing Base Certificate" shall mean a certificate in substantially the form attached hereto as Exhibit D hereto which shall be signed by the chief financial officer, treasurer or controller of Jevic.

     "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia are authorized or required to close under the laws of the Commonwealth of Pennsylvania and, if the applicable day relates to a LIBO Rate Loan, or notice with respect to a LIBO Rate Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London ("London Business Day").

     "Capitalized Lease" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with General Accepted Accounting Principles.

     "Capitalized Lease Obligations" with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.

     "Closing Date" shall mean the date closing shall occur.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. and all rules and regulations with respect thereto in effect from time to time.

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     "Commitment Fee" shall have the meaning set forth in (section) 2.5(a).

     "Debt" shall mean, as of any date of determination with respect to Jevic, without duplication, (i) all items which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a balance sheet of Jevic as of the date on which Debt is to be determined, (ii) all indebtedness of others with respect to which Jevic has become liable by way of a guarantee or endorsement (other than for collection or deposit in the ordinary course of business), (iii) all contingent liabilities of Jevic, and (iv) lease obligations that, in conformity with GAAP, have been capitalized on Jevic's balance sheet.

     "Debt Service" shall mean actual payments of principal on Debt and Capitalized Lease Obligations (including any Debt or Capital Lease Obligations paid from the sale of equipment during the period), plus Operating Lease expenses during the period, plus interest expense incurred during the period.

     "Default Rate" on any Loan shall mean 2% per annum above the Base Rate.

     "Dollars" shall mean the lawful currency of the United States of America.

     "EBITDA" shall mean the sum of (i) operating income, plus (ii) depreciation and amortization, plus (iii) the net proceeds from the sale or other disposal of Revenue Equipment as stated in the notes to the financial statements, but not including any gain of such sale(s) included in net income before income taxes.

     "Eligible Receivables" shall mean accounts receivable by Jevic which (1) arose in the ordinary course of business of Jevic, (2) have been fully earned by completed performance on the part of Jevic, (3) are not subject to any prior assignment, claim, lien, security interest or other limitation on the absolute title of Jevic thereto, (4) with respect a specific invoice, has not been paid in whole or in part, (5) are not more than 90 days from the invoice date, (6) are not more than 90 days past due, (7) are freely assignable, (8) are not questionable as to collectibility, and (9) the account debtor is not located outside of the United States of America or Canada.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as Jevic within the meaning of (section) 414(b) of the Code, or any trade or business which is under common control with Jevic within the meaning of (section) 414(c) of the Code.

     "Event of Default" shall have the meaning set forth in (section) 8.1.

     "Environmental Control Statutes" shall mean each and every applicable federal, state, county or municipal environmental statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or requirements, of any Governmental Authority, including without limitation laws in any way related to Hazardous Substances.

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

     "Fiscal Quarter" shall mean a fiscal quarter of Jevic, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

     "Fiscal Year" shall mean a fiscal year of Jevic, which shall end on December 31.

     "Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "Governmental Authority" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws, including without limitation Environmental Control Statutes.

     "Hazardous Substances" shall mean without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the New Jersey Environmental Rights Act, N.J.S.A. 2A:35A-1 et seg.; the New Jersey Spill Compensation and Control Act, N.J.S.A.26:2C-1 et seg.; the Resource Conservation and Recovery Act, as amended, 15 U.S.C., (section) 2601 et seg.; the Comprehensive Environmental Response, Compensation and Liability Act, 33 U.S.C. (section) 1251 et seg.; the Hazardous Substances Discharge:
     Reports and Notices Act, N.J.S.A. 13:IK-15 et seg.; the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seg.; the New Jersey Underground storage of Hazardous Substances Act, N.J.S.A. 58:L10A-21 et seg.; (P.L. 1986 Ch.
     102), and the federal underground storage tank law, Subtitle I of the Resource Conservation and Recovery Act, as amended, P.L. 98-616, 42 U.S.C. (section) 6901 et seg.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other federal, state, county or municipal environmental statute, ordinance, rule or regulation.

     "Indebtedness for Borrowed Money" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by Jevic, whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Notes and any indebtedness for money borrowed from an Affiliate) and (ii) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which Jevic has become liable by way of a guarantee or indemnity.

     "Intangible Assets" shall mean all assets which would be classed as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation. unamortized debt discount and expense, organization costs, and research and development costs). For purposes of this definition, prepayments of taxes, license fees and other expenses shall not be deemed Intangible Assets.

     "Interest Period" shall mean with respect to any LIBO Rate Loan, each period commencing on the date any such Loan is made, or, with respect to a Loan being renewed, the last day of the next preceding Interest Period with respect to a Loan, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day of the calendar month) in the first, second or third calendar month thereafter as selected under the procedures specified in (section) 2.3, if the Bank is then offering LIBO Rate Loans for such period; provided that each LIBO Rate Loan Interest Period which would otherwise end on a day which is not a Business Day (or, for purposes of Loans to be repaid on a London Business Day, such day is not a London Business Day) shall end on the next succeeding Business Day (or London Business Day, as appropriate) unless such next succeeding Business Day (or London Business Day, as appropriate) falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Business Day (or London Business Day, as appropriate)

     "Investment" in any Person shall mean (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such deposit, advance, loan or extension of credit having a term not exceeding 90 days in the case of unaffiliated Persons and 120 days in the case of Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; and (c) (without duplication of the amounts included in (a) and (b)) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

     "LIBO Rate" shall mean, for the applicable Interest Period, (i) the rate, rounded upwards to the next one-sixteenth of one percent, determined by the Bank two London Business Days prior to the date of the corresponding LIBO Rate Loan, at which the Bank is offered deposits in dollars at approximately 11:00 A.M., London time by leading banks in the interbank eurodollar or eurocurrency market for delivery on the date of such Loan in an amount and for a period comparable to the amount and Interest Period of such Loan and in like funds, divided by (ii) a number equal to one (1.0) minus the LIBO Rate Reserve Percentage. The LIBO Rate shall be adjusted automatically with respect to any LIBO Rate Loan outstanding on the effective date of any change in the LIBO Rate Reserve Percentage, as of such effective date. LIBO Rate shall be calculated on the basis of the number of days elapsed in a year of 360 days.

     "LIBO Rate Reserve Percentage" shall mean, for any LIBO Rate Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency liabilities" (as such terms is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the LIBO Rate Reserve Percentage shall reflect any other reserves required to be maintained by the Bank against (l) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include LIBO Rate Loans.

     "LIBO Rate Loans" shall mean Revolving Credit Loans and Term Loans accruing interest based on the LIBO Rate.

     "Lien" shall mean any lien, mortgage, security interest, chattel mortgage' pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an Obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

     "Loan" or "Loans" shall mean a Revolving Credit Loan or a Term Loan and Revolving Credit Loans and Term Loans.

     "Loan Documents" shall mean this Agreement, the Revolving Credit Note, the Term Notes, the Security Agreement, and all other documents directly related or incidental to said documents, the Loans or the Collateral.

     "Material Adverse Change" shall mean any event or condition which, in the reasonable determination of the Bank, could result in a material adverse change in the financial condition, business, properties, profits or prospects of Jevic or which gives reasonable grounds to conclude that Jevic may not or will not be able to perform or observe (in the normal course) its obligations under the Loan Documents to which it is a party, including but not limited to the Notes.

     "Material Adverse Effect" shall mean a material adverse effect (i) on the financial condition, business, properties, or profits of Jevic, (ii) the ability of Jevic to perform its obligations under this Agreement, the Revolving Credit Note, the Term Notes and the other Loan Documents, or
     (iii) the legality, validity or enforceability of this Agreement, the Revolving Credit Note, the Term Notes or the rights and remedies of the holders of the Loans.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in ERISA (section) 400(a)(3), which covers employees of Jevic or any ERISA Affiliate.

     "Net Worth" shall mean the sum of capital stock, plus paid-in capital, plus retained earnings, minus treasury stock.

     "Notes" shall mean the Revolving Credit Note and the Term Notes.

     "Obligations" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Bank by or from Jevic arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on all the Revolving Credit Loan and all Term Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to Jevic or for which Jevic is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument.

     "Operating Lease" shall mean an operating lease as defined by Generally Accepted Accounting Principles, excluding all leases the expenses of which may be charged to a customer of Jevic pursuant to the written terms of the contract with such customer.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "Pension Plan" shall mean, at any time, any Plan (including a Multiemployer
     Plan), the funding requirements of which (under ERISA (section) 302 or Code (section) 412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of Jevic or any ERISA Affiliate.

     "Permitted Liens" shall mean (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by Jevic by appropriate proceedings and for which adequate reserves have been established by Jevic as reflected in Jevic's consolidated financial statements; (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by Jevic by appropriate proceedings and for which adequate reserves have been established by Jevic as reflected in Jevic's financial statements; (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of Jevic incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary conduct of the business of Jevic; (d) Liens (other than Liens imposed on any property of Jevic pursuant to ERISA or (section) 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $250,000), bids, leases that are not Capitalized Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect; (e) Liens existing on the date hereof as set forth in
     Schedule 1 hereto other than Liens of the character referred to in clause
     (i); and (f) Liens on specific assets purchased whether before or after the date hereof and any revenue stream directly attributable thereto provided that such liens are limited to the Revenue Equipment so purchased and the revenue stream generated therefrom.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.

     "Plan" shall mean an employee benefit plan as defined in (section) 3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

     "Potential Default" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

     "Prohibited Transaction" shall mean a transaction that is prohibited under Code (section) 4975 or ERISA (section) 406 and not exempt under Code (section) 4975 or ERISA (section) 408.

     "Regulation" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

     "Regulatory Change" shall mean any change after the date of this Agreement in any Regulation (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests of or under any Regulation (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks but excluding any foreign office of the Bank.

     "Release" shall mean without limitation, the presence, leaking, leaching, pouring, emptying, discharging, spilling, using, generating, manufacturing, refining, transporting, treating, or storing of Hazardous Substances at, into, onto, from or about the property or the threat thereof, regardless of whether the result of an intentional or unintentional action or omission, and which is in violation of applicable law.

     "Reportable Event" shall mean, with respect to a Pension Plan: (a) Any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any Jevic or any ERISA Affiliate to provide security to a Pension Plan under Code (section) 401(a)(29) and (c) any failure by any Jevic or any ERISA Affiliate to make payments required by Code
     (section) 412(m).

     "Revenue Equipment" shall mean over the road chassis and trailers, Qualcomm satellites, trailer dollys, trailer heaters, fork trucks, automobiles and miscellaneous equipment used by Jevic in connection with its business.

     "Revolver Termination Date" shall have the meaning set forth in (section) 2.1(a).

     "Revolving Loan Commitment" shall have the meaning set forth in (section) 2.1(a).

     "Revolving Loan Commitment Fee" shall have the meaning set forth in (section) 2.5(a).

     "Revolving Credit Loan" shall have the meaning set forth in (section) 2.1(a).

     "Revolving Credit Note" shall have the meaning set forth in (section) 2.2(a).

     "Solvent" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

     "Standby Letter of Credit" shall mean only those standby letters of credit issued pursuant to a completed application on the form of letter of credit application required by the Bank at the time of the request for each Standby Letter of Credit.

     "Subsidiary" shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by Jevic.

     "Tangible Net Worth" shall mean Net Worth, minus Intangible Assets.

     "Taxes" shall have the meaning set forth in (section) 2.8(e).

     "Term Credit Commitment Fee" shall have the meaning set forth in (section) 2.5(b).

     "Term Loan Commitment Termonation Date" shall have the meaning set forth in (section) 2.1(b).

     "Term Loan Commitment" shall have the meaning set forth in (section) 2.1(b).

     "Term Loan" shall have the meaning set forth in (section) 2.1(b).

     "Term Note" shall have the meaning set forth in (section) 2.2(b).

     "Termination Event" shall mean, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA (section) 4041(c), (c) the institution of proceedings to terminate a Pension Plan under ERISA (section) 4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA (section) 4042.

     "Unfunded Pension Liabilities" shall mean, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

     "Unrecognized Retiree Welfare Liability" shall mean, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated postretirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to any Jevic, such amount of the obligation shall be based on an estimate made in good faith.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the financial statements referred to in (section) 3.5, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                  2. The Credit

     2.1 The Loans. Subject to the terms and conditions herein set forth, CoreStates Bank agrees to make Loans to Jevic as set forth below. All Loans shall be made to Jevic at the main office of the Bank, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101. Loans made hereunder may either be Revolving Credit Loans ("Revolving Credit Loans") or Term Loans ("Term Loans"). As provided below, Revolving Credit Loans may be requested by Jevic, and made from time to time prior to the Revolver Termination Date. Term Loans may be requested by Jevic, and made from to time prior to the Term Commitment Termination Date.

     (a) Revolving Credit Loans. Revolving Credit Loans may be made from time to time during the period beginning on the date hereof and ending on June 28, 1998 or on the earlier date of termination in full, pursuant to (section) 2.6 or (section) 8.1 hereof, of the obligations of the Bank under this (section) 2.1 (June 28, 1998 or such earlier date of termination being herein called the "Revolver Termination Date") in amounts not to exceed at any time outstanding, in the aggregate, $7,000,000 (such amount, as the same may be reduced pursuant to (section) 2.6 hereof being hereinafter called the "Revolving Loan Commitment"). Revolving Credit Loans at the occasion of each borrowing shall be in aggregate principal amounts at least equal to $250,000 or, if less, than remaining unused amount of the Revolving Loan Commitment. Jevic shall not be entitled to any Revolving Credit Loan if, after giving effect to such Loan, the unpaid amount of the then outstanding Revolving Credit Loans would exceed the then current Borrowing Base. Prior to the Revolver Termination Date and within the limits of the Revolving Loan Commitment and the Borrowing Base, Jevic may borrow, prepay and reborrow Revolving Credit Loans. All Revolving Credit Loans shall mature and be due and payable on the Revolver Termination Date.

     At the end of each Agreement Year, the Revolver Termination Date shall automatically be extended for one full year unless (1) Jevic shall have notified CoreStates Bank in writing not more than 90 days nor less than 60 days prior to the end of the existing Agreement Year that it does not desire an extension of the Revolver Termination Date, or (2) CoreStates Bank shall have notified Jevic in writing not less than 30 days prior to the end of the existing Agreement Year that it is unwilling to extend the Revolver Termination Date on the terms and conditions set forth herein. The term "Agreement Year" shall mean a one year period ending on the same month and day as the Revolver Termination Date. The first Agreement Year will expire on the first anniversary of the date of this Agreement.

     (b) Term Loans. Term Loans may be made from time to time during the period beginning on the date hereof and ending on June 28, 1997 or on the earlier date of termination in full, pursuant to (section) 2.6 or (section) 8.1 hereof, of the obligations of the Bank under this (section) 2.1 (June 28, 1998 or such earlier date of termination being herein called the "Term Loan Commitment Termination Date") in amounts not to exceed at any time outstanding, in the aggregate, $18,000,000 less the aggregate amount of principal outstanding with respect to all loans from CoreStates to Jevic not made originally under the terms and conditions of this Agreement (such amount, as the same may be reduced pursuant to (section) 2.6 hereof being hereinafter called the "Term Loan Commitment" and such loans not made originally under the terms and conditions of this Agreement hereinafter called the "Existing CoreStates Loans"). Term Loans at the occasion of each borrowing shall be in aggregate principal amounts at least equal to $250,000 or, if less, than remaining amount of the unused Term Loan Commitment. Jevic shall not be entitled to any Term Loan if, after giving effect to such Loan, the unpaid amount of the then outstanding Term Loans would exceed the Term Loan Commitment.

     Jevic may request a new Term Loan or Loans hereunder for the purpose of refinancing certain existing loans by United Jersey Bank in existence at the date hereof. At the date hereof, the aggregate principal amount of loans from United Jersey Bank is approximately $10,500,000. Except for the refinancing of said loans from United Jersey Bank, the proceeds of Term Loans hereunder will be used by Jevic solely for the purpose of purchasing Revenue Equipment (including the purchase of Revenue Equipment previously subject to operating leases with respect to which Jevic was the lessee) or refinancing Revenue Equipment owed by it. The amount of each Term Loan shall not exceed 100% of the invoice price of Revenue Equipment being purchased, or the fair market value of the Revenue Equipment purchased at termination of an operating lease or refinanced, with the proceeds of such Term Loan. The fair market value of the Revenue Equipment so purchased shall be determined by reference to the McLean Hunter National Market Reports, Inc. Truck Blue Book and Commercial Trailer Blue Book, where such reports contain an adequate reference to the asset being valued. Simultaneous with the purchase or refinance of Revenue Equipment with the proceeds of any Term Loan, Jevic shall grant and the Bank shall have a first priority, perfected security interest in all such Revenue Equipment, as set forth in the Security Agreement and shall deliver a Schedule A or supplemental Schedule A thereto.

     No Term Loan shall be requested or made for a term exceeding the following: over the road chassis (72 months), over the road trailers (96 months), Qualcomm satellites (72 months), trailer dollys (96 months), trailer heaters (96 months), for trucks (72 months), automobiles (60 months) and miscellaneous shop equipment (60 months). In each case the months stated shall be for a period of months immediately following the date purchased by Jevic if purchased new or the date the Revenue Equipment was first placed in service if purchased upon termination of an operating lease. Not more than $1,000,000 of the Term Loan Commitment shall be used for the purchase or refinancing of automobiles or miscellaneous shop equipment. For financial statement reporting purposes, Jevic agrees that all Revenue Equipment which is purchased after it has been previously placed in service shall fully depreciate over a period not to exceed 5 years to a zero residual value. Principal payments made in respect of any Term Loan may not be reborrowed. However, Term Loans shall mature as provided in each Term Note and do not mature on the Term Loan Commitment Termination Date.

     (c) Standby Letters of Credit. The Bank, under the terms and subject to the conditions of this Agreement, agrees to provide standby letters of credit to Jevic, from time to time prior to the Revolver Termination Date, as requested by Jevic, provided that (A) the aggregate amount of Standby Letters of Credit outstanding at any one time shall not exceed $1,000,000 or such lesser amount, if any, as will, when added to the amount of the Revolving Credit Loans then outstanding, aggregate $7,000,000 (or such lesser amount as Jevic is entitled to borrow hereunder at such time by reason of the limitation of the Borrowing Base or otherwise), (B) no Standby Letter of Credit shall be issued after the Revolver Termination Date and no Standby Letter of Credit shall be for a term longer than one year; and (C) no Standby Letter of Credit shall be issued for other than regulatory bonding, construction bonding or insurance purposes.

Jevic shall request a Standby Letter of Credit by delivering a completed letter of credit application to the Bank not less than three Business Days prior to the date specified by Jevic as the date the Standby Letter of Credit is to be issued. The form of CoreStates' letter of credit application as currently in effect is set forth as Exhibit E hereto.

     Standby Letters of Credit shall not bear interest until drawn upon but shall each be subject to an annual charge, payable in advance, equal to 1.5% of the amount of the Standby Letter of Credit.

     Within the foregoing limit, Jevic may request issuance of Standby Letters of Credit, pay them upon a drawing thereunder and request new issuances. Any obligation of Jevic to pay money in connection with any Standby Letter of Credit shall be deemed secured as if made as a Loan hereunder. In the event Jevic shall terminate the Commitment as provided in Section 2.6 and shall pay the outstanding principal amount of the Revolving Credit Loans in full and with interest or the Revolver Termination Date shall occur at a time when one or more Standby Letters of Credit remain outstanding, then Jevic shall furnish to the Bank within two Business Days such amount of cash, to be held as cash collateral and invested in certificates of deposit of the Bank, as will pay the maximum amount which may be drawn by beneficiaries of Standby Letters of Credit outstanding at the date of such termination or the Revolver Termination Date, as applicable.

     2.2 The Notes.

     (a) Revolving Credit Note. The Revolving Credit Loans made by the Bank shall be evidenced by a single promissory note of Jevic (such promissory note as it may be amended, extended, modified, restated, replaced, substituted for or renewed, the "Revolving Credit Note") in principal face amount equal to the Bank's Revolving Loan Commitment, payable to the order of the Bank and otherwise in the form attached hereto as Exhibit A. The Revolving Credit Note shall be dated the Closing Date, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. The Revolving Credit Note shall mature upon the Revolver Termination Date and, upon maturity, each outstanding Revolving Credit Loan evidenced thereby shall be due and payable. The Bank shall maintain records of all Loans evidenced by the Revolving Credit Notes and of all payments thereon, which records shall be conclusive absent manifest error.

     (b) Term Notes. The Term Loans made by the Bank shall be evidenced by promissory notes of Jevic (such promissory note as it may be amended, extended, modified, restated, replaced, substituted for or renewed, a "Term Note") in principal face amount equal to the Bank's Term Loan at any date, payable to the order of the Bank and otherwise in the form attached hereto as Exhibit B. The Term Note shall be dated the date of the Term Loan, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. Each Term Note shall mature and be payable on the dates set forth in the applicable Term Note. The Bank shall maintain records of all Loans evidenced by Term Notes and of all payments thereon, which records shall be conclusive absent manifest error.

     2.3 Funding Procedures.

     (a) Request for Advance. Each request for a Loan or the conversion or renewal of an interest rate with respect to a Loan shall be made not later than 2:00 p.m. on a Business Day by delivery to the Bank of a written request signed by Jevic or in the alternative a telephone request followed promptly by written confirmation of the request, specifying the date, amount and type of the Loan to be made, converted or renewed, selecting the interest rate option applicable thereto, and in the case of LIBO Rate Loans, specifying the Interest Period applicable to such Loans. Each request shall be received not less than one Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Base Rate Loans, two London Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans, and two Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of "As Offered" Fixed Rate Loans. No request shall be effective until actually received in writing by the Bank.

     (b) Irrevocability. Upon receipt of a request for a Loan and if the conditions precedent provided herein shall be satisfied at the time of such request, the request for a Loan shall not be revocable by Jevic.

     (c) Availability of Funds. Unless the Bank knows that any applicable condition specified herein has not been satisfied, it will make funds immediately available to Jevic on the date of each Loan by a credit to the account of Jevic at the Bank's address set forth opposite its name on the signature page hereof or to such other destination and in such other form as Jevic may request, in writing.

     (d) Funding of Net Amount. If the Bank makes a Loan on a day on which all or any part of an outstanding Loan from the Bank is to be repaid, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Bank to Jevic as provided in clause (c).

     2.4 Interest. The following interest rates may be applicable to any Loan or Loans, as requested by Jevic from time to time.

     (a) Base Rate. Each Base Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full or converted, at a rate per annum equal to the Base Rate.

     (b) LIBO Rate. Each LIBO Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full, renewed, or converted, at a rate per annum equal to the LIBO Rate plus 135 basis points. After receipt of a request for a LIBO Rate Loan, the Bank shall proceed to determine the LIBO Rate to be applicable thereto. The Bank shall give prompt notice by telephone or facsimile Jevic of the LIBO Rate thus determined in respect of each LIBO Rate Loan or any change therein. Not more than twelve LIBO Rate Loans shall be in existence at any one time in any combination of LIBO Rates applicable to the Revolving Credit Loan or LIBO Rates applicable to Term Loans.

     (c) "As Offered" Fixed Rate. Each As Offered Fixed Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full at a rate per annum equal to the "As Offered" Fixed Rate pertaining to that Loan.

     (d) Renewals and Conversions of Loans. On the last day of each Interest Period, the LIBO Rate Loan then maturing shall automatically be renewed for a new Interest Period of like duration, unless Jevic shall have given the Bank notice of a permitted conversion or renewal at for an Interest Period of different duration as provided in Section 2.3 hereof, or an Event of Default, or Potential Default exists or would thereby occur. If no Event of Default or Potential Default exists or would thereby occur, Jevic shall have the right to convert Base Rate Loans into LIBO Rate Loans or As Offered Fixed Rate Loans, to convert LIBO Rate Loans into Base Rate Loans or As Offered Fixed Rate Loans, and to renew LIBO Rate Loans for Interest Periods of different duration, from time to time, provided that it shall give the Bank notice of each permitted conversion or renewal as provided in Section 2.3 hereof, and LIBO Rate Loans may be converted or renewed for different Interest Periods only as of the last day of the applicable Interest Period for such Loans. The Bank shall use its best efforts to notify Jevic of the effectiveness of such conversion or renewal (automatic or not automatic), and the new interest rate to which the converted or renewed Loan is subject, as soon as practicable after the conversion or renewal; provided, however, that any failure to give such notice shall not affect Jevic's obligations or the Bank's rights and remedies hereunder in any way whatsoever. In the event a LIBO Rate Loan is not automatically renewed as provided herein and Jevic shall not have selected an alternative Interest Period for any LIBO Rate Loan maturing as provided herein, such Loan shall be automatically converted into a Base Rate Loan on the last day of the Interest Period for such Loan.

     (e) Automatic Reinstatement. The liability of Jevic under this Section 2.4 shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the payments to the Bank is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Jevic or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Jevic or any other Person or any substantial part of its property, or otherwise, all as though such payment had not been made.

     2.5 Fees.

     (a) Revolving Loan Commitment Fee. Jevic agrees to pay to the Bank as compensation for the Revolving Loan Commitment a fee (the "Revolving Loan Commitment Fee" and together with the term Credit Commitment Fee, the "Commitment Fees") computed at the rate per annum equal to 3/8ths of 1% of the average daily amount of the unused portion of the Revolving Loan Commitment accrued from and after the date hereof. For purposes of calculating the Revolving Loan Commitment Fee, the unused portion of the Revolving Loan Commitment shall be reduced by the aggregate undrawn face amount of all standby letters of credit.

     (b) Term Credit Commitment Fee. Jevic agrees to pay to the Bank as compensation for the Term Loan Commitment a fee (the "Term Credit Commitment Fee") computed at the rate per annum equal to 1/4 of 1% of the average daily amount of the unused portion of the Term Loan Commitment accrued from and after the date hereof.

     (c) Payment of Commitment Fees. Commitment Fees shall be payable in arrears on the first day of each January, April, July and October, commencing October 1, 1996 (for the three month period or portion thereof ended on the preceding day), and on the Revolver Termination Date. The Commitment Fee shall be calculated on the basis of a 360 day year.

     2.6 Reduction or Termination of Commitments.

     (a) Voluntary. Jevic may at any time, on not less than two Business Days' written notice, terminate or permanently reduce the Revolving Loan Commitment or the Term Loan Commitment, provided that any reduction shall be in the amount of $250,000 or a multiple thereof and that no such reduction shall cause the principal amount of Loans outstanding to exceed the Revolving Loan Commitment or Term Loan Commitment each as reduced

     (b) Revolving Loan Commitment Termination. In the event the Revolving Loan Commitment is terminated, the Revolver Termination Date shall accelerate and Jevic shall, simultaneously with such termination, repay the Base Rate Revolving Credit Loans and LIBO Rate Revolving Credit Loans in accordance with
Section 2.8.

     2.7 Voluntary Prepayments.

     (a) Base Rate Loans. On one Business Day's notice to the Bank, Jevic may, at its option, prepay any Base Rate Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the principal amount of $250,000 or, if greater, then in multiples thereof and, if less than $250,000 shall be outstanding, in principal amount equal to amount remaining outstanding.

     (b) LIBO Rate Loans. Jevic may, at its option prepay any LIBO Rate Loan provided that if it shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, it shall pay to the Bank, in addition to the principal and interest then to be paid in the case of a prepayment, on such date of prepayment, the Additional Amount incurred or sustained by the Bank as a result of such prepayment or failure to borrow as provided in Section 2.3(a).

     (c) "As Offered" Fixed Rate Loans. Jevic may, upon two Business Days written notice to the Bank, prepay any 'As Offered" Fixed Rate Loan, in whole at any time or in part from time to time without premium or penalty but with accrued interest to the date of such prepayment on the principal amount being prepaid, provided that (i) each such partial prepayment shall be in the minimum principal amount of $250,000, and (ii) simultaneously with such prepayment, Jevic shall pay the Bank as provided in Section 2.11 all funding costs, loss of earnings and expenses which may arise in connection with such prepayment as determined by each the Bank in good faith.

     2.8 Payments.

     (a) Base Rate Loans. Accrued interest on all Base Rate Loans shall be due and payable on the first Business Day of each calendar month and upon the Revolver Termination Date

     (b) LIBO Rate Loans. Accrued interest on LIBO Loans with Interest Periods of one, two or three months shall be due and payable on the last day of such Interest Period.

     (c) "As Offered" Fixed Rate Loans. Accrued interest on all "As Offered" Fixed Rate Loans shall be due and payable on the first Business Day of each calendar month and upon the maturity of each such Loan as set forth in the Term Note applicable thereto.

     (d) Form of Payments, Application of Payments, Payment Administration, Etc. Provided that no Event of Default or Potential Default then exists, all payments and prepayments shall be applied to the Loans in such order and to such extent as shall be specified by Jevic, by written notice to the Bank at the time of such payment or prepayment. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by Jevic hereunder shall be remitted to the Bank at the address set forth opposite its name on the signature page hereof or at such office or account as the Bank shall specify to Jevic, in immediately available funds not later than 2:00 p.m. on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period", be extended to the next succeeding Business Day and interest and commitment fees shall continue to accrue during such extension. Jevic authorizes the Bank to deduct from any account of Jevic maintained at the Bank or over which the Bank has control any amount payable under this Agreement, the Notes or any other Loan
Document which is not paid in a timely manner. The Bank's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect Jevic's obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

     (e) Net Payments. (i) All payments made to the Bank by Jevic hereunder, under any Note or under any other Loan Document will be made without set off, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the gross or net income of the Bank (including all interest, penalties or similar liabilities related thereto) pursuant to the laws of the United States of America or any political subdivision thereof, or taxing authority of the United States of America or any political subdivision thereof, in which the principal office or applicable lending office of the Bank is located), and all interest, penalties or similar liabilities with respect thereto (collectively, together with any amounts payable pursuant to the next sentence, "Taxes"). Jevic shall also reimburse the Bank, upon the written request of the Bank, for Taxes imposed on or measured by the gross or net income of the Bank pursuant to the laws of the United States of America (or any State or political subdivision thereof) or the jurisdiction (or any political subdivision or taxing authority thereof) in which the principal office or applicable lending office of the Bank is located as the Bank shall determine are payable by the Bank due to the amount of Taxes paid to or on behalf of the Bank pursuant to this or the preceding sentence. If any Taxes are so levied or imposed, Jevic agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. Jevic will furnish to the Bank upon request certified copies of tax receipts evidencing such payment by Jevic. Jevic will indemnify and hold harmless the Bank, and reimburse the Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Bank.

     (f) Prepayment of LIBO Rate Loans. If any principal of a LIBO Rate Loan shall be repaid (whether upon prepayment, reduction of the Revolving Loan Commitment after acceleration or for any other reason) or converted to a Base Rate Loan pursuant to Section 2.4(c), 2.4(d), 2.4(e) prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if Jevic fails for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to
Section 2.3, Jevic shall pay to the Bank, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate the Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to the Bank, and including lost profits incurred or sustained by the Bank) as a result of such repayment or failure to borrow (the "Additional Amount"). The Additional Amount (which the Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to Jevic by the Bank sustaining such costs or losses. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

     2.9 Changes in Circumstances: Yield Protection.

     (a) If any Regulatory Change or compliance by the Bank with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall:

          (1) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, the Bank;

          (2) impose on the Bank any other condition regarding the Notes;

          (3) subject the Bank to, or cause the withdrawal or termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income tax not currently causing the Bank to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from Jevic; or

          (4) change the basis of taxation of payments from Jevic to the Bank (other than by reason of a change in the method of taxation of a Bank's net income);

and the result of any of the foregoing events is to increase the cost to the Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by the Bank hereunder in respect of any Loan, the Bank will immediately so notify Jevic. If the Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by the Bank to Jevic, Jevic shall pay to the Bank on each interest payment date of the Loan, such additional amount as shall be necessary to compensate the Bank for such increased cost or reduced amount.

     (b) If the Bank shall determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to banks (or their holding companies) generally and not CoreStates Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, Jevic shall promptly pay to the Bank, upon the demand of the Bank, such additional amount or amounts as will compensate the Bank for such reduction.

     (c) If the Bank shall determine (which determination shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, the Bank shall give notice of such inability or determination by telephone to Jevic at least two Business Days prior to the date of the proposed Loan and thereupon the obligations of the Bank to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of Jevic at any time thereafter to submit another request.

     (d) Determination by the Bank for purposes of this Section 2.9 of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans and of the additional amounts required to compensate the Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of the Bank and delivered to Jevic, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to the Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

     (e) The Bank will notify Jevic of any event occurring after the date of this Agreement that will entitle the Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount or amounts then payable pursuant to this Section. Jevic shall pay the Bank the amount shown as due on such notice within 30 days after its receipt of the same.

     2.10 Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable Regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank to (1) maintain its Revolving Loan Commitment or Term Loan Commitment, then upon notice to Jevic by the Bank, the Revolving Loan Commitment and Term Loan Commitment shall terminate; or (2) maintain or fund its LIBO Rate Loans, then upon notice to Jevic of such event, Jevic's outstanding LIBO Rate Loans shall be converted into Base Rate Loans.

     2.11 Indemnity Against Funding Losses or Expenses. Jevic shall indemnify the Bank against any loss, funding cost, expense or loss of earnings, which the Bank may, as a consequence of Jevic's failure to accept any "As Offered" Fixed Rate Loan requested at any time, failure to make a payment on the due date thereof or the payment, prepayment (voluntary or involuntary) or conversion of any "As Offered" Fixed Rate Loan on a day other than the maturity thereof. If the Bank becomes entitled to claim any additional amounts pursuant to this
Section 2.11, it shall promptly notify Jevic thereof. Upon receipt of any such notice from the Bank, Jevic shall pay to the Bank such amount as will (in the reasonable determination of that Bank) reimburse the Bank for such loss, funding cost, expense of loss of earnings. A certificate as to any additional amounts payable pursuant to the foregoing (including calculations in reasonable detail) shall be submitted by the Bank with its request to Jevic. Said certificate shall be conclusive absent manifest error and provided that the determination of additional amounts payable has been made on a reasonable basis.

                        3. Representations and Warranties

     Jevic represents and warrants to the Bank that:

     3.1 Organization, Standing. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder, under each Loan Document to which it is a party, and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

     3.2 Corporate Authority, Validity, Etc. The making and performance of the Loan Documents to which it is a party are within the power and authority of Jevic and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of Jevic's shareholders or any other person, do not and under present law will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets. The number of shares and classes of the capital stock of Jevic and the ownership thereof are accurately set forth on Schedule 1 attached hereto; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the shareholders' ownership thereof is free and clear of any liens or encumbrances or other contractual restrictions. Further, Jevic is not in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a Material Adverse Effect. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by Jevic of any Loan Document to which Jevic is a party or for the validity or enforceability thereof. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of Jevic, enforceable against it in accordance with its terms.

     3.3 Litigation. Except as disclosed on Schedule 1, there are no actions, suits or proceedings pending or, to Jevic's knowledge, threatened against or affecting Jevic or any assets of Jevic before any court, government agency, or other tribunal which if adversely determined reasonably could have a Material Adverse Effect or upon the ability of Jevic to perform under the Loan Documents. The status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in Schedule 1.

     3.4 ERISA. (a) Jevic and ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, neither Jevic, nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in Section 4001 of ERISA) under which Jevic or any ERISA Affiliate could have any withdrawal liability; (b) neither Jevic nor any ERISA Affiliate, sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived; (c) the aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by Jevic or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan; (d) the aggregate liability of Jevic and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect; and
(e) there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of Jevic or any ERISA Afflliate under any plan, program or arrangement providing post-retirement life or health benefits.

     3.5 Financial Statements. The financial statements of Jevic as of and for the Fiscal Years ending December 31, 1994 and December 31, 1995, consisting in each case of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes, and the interim financial statements of Jevic as of May 31, 1996 furnished to the Bank in connection herewith, present fairly, in all material respects, the financial position, results of operations and operating statistics of Jevic as of the dates and for the periods referred to, in conformity with Generally Accepted Accounting Principles. Except as set forth on Schedule 1 hereto, there are no liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets. There has been no Material Adverse Change since May 31, 1996.

     3.6 Not in Default, Judgments, Etc. No Event of Default or Potential Default under any Loan Document has occurred and is continuing. Jevic has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board bureau, agency, or instrumentality, domestic or foreign.

     3.7 Taxes. Jevic has filed all federal, state, local and foreign tax returns and reports which it is required by law to file and as to which its failure to file would have a Material Adverse Effect, and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable, other than those being contested in good faith by appropriate proceedings and disclosed on Schedule 1. The tax charges, accruals and reserves on the books of Jevic are adequate to pay all such taxes that have accrued but are not presently due and payable.

     3.8 Permits, Licenses, Etc. Jevic possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

     3.9 Compliance with Laws, Etc.

     (a) Jevic is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a Material Adverse Effect.

     (b) Hazardous Wastes, Substances and Petroleum Products. Jevic has received all permits and filed all notifications necessary to carry on its business; and is in compliance in all respects with all Environmental Control Statutes. Jevic has not given any written or oral notice, nor has it failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by Jevic or used in connection with the conduct of its business and operations. Jevic has not received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute. To the best of Jevic's knowledge and belief, no real property owned or leased by it is in violation of any Environmental Laws and no Hazardous Substances are present on said real property in violation of applicable law. Jevic has not been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for any liability under any Environmental Laws.

     3.10 Solvency. Jevic is, and after giving effect to the transactions contemplated hereby, will be, Solvent.

     3.11 Subsidiaries, Etc. Jevic does not have any Subsidiaries. Set forth in
Schedule 1 hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by Jevic in any joint venture or other Person.

     3.12 Title to Properties, Leases. Jevic has good and marketable title to all assets and properties reflected as being owned by it in its financial statements as well as to all assets and properties acquired since said date (except property disposed of since said date in the ordinary course of business). Except for the Liens set forth in Schedule 1 hereto and any other Permitted Liens, there are no Liens on any of such assets or properties. It has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property as a lessee. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, could not have a Material Adverse Effect.

     3.13 Public Utility Holding Company; Investment Company. Jevic is not a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. Further, it is not an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     3.14 Margin Stock. Jevic is not or will not be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time). It will not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stocks or margin securities.

                      4. Conditions Precedent

     4.1 All Loans. After this Agreement has become effective, the obligation of the Bank to make any Loan (including but not limited to the first Loan hereunder) is conditioned upon the following:

     (a) Documents. Jevic shall have delivered and the Bank shall have received a request for a Loan in such form as the Bank may request from time to time. In the event the request if for a Term Loan, Jevic shall have delivered and the Bank shall have received a Term Note duly executed, completed and issued in accordance herewith.

     (b) Covenants; Representations. Jevic shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan is made or issued.

     (c) Defaults. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

     (d) Material Adverse Change. Since May 31, 1996, there shall not have been any Material Adverse Change with respect to Jevic, and there shall not be any other event or circumstance which gives the Bank reasonable grounds to conclude that Jevic may not or will not be able to perform or observe (in the normal course) its obligations hereunder and under the Revolving Credit Note, the Term Notes or the other Loan Documents.

     4.2 Conditions to First Loan. The obligation of the Bank to make the first Loan hereunder is conditioned upon the following, satisfactory to each Bank:

     (a) Articles, Bylaws. The Bank shall have received copies of the Articles or Certificates of Incorporation and Bylaws of Jevic, certified by its Secretary or Assistant Secretary; together with Certificate of Good Standing from any jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) Evidence of Authorization. The Bank shall have received copies certified by the Secretary or Assistant Secretary of Jevic or other appropriate official (in the case of a Person other than Jevic) of all corporate or other action taken by each Person other than the Bank who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Revolving Credit Loan and the Term Loans, together with such other related papers as the Bank shall reasonably require.

     (c) Legal Opinions. The Bank shall have received a favorable written opinion in form and substance satisfactory to the Bank from Archer & Greiner, P.C., counsel for Jevic, which shall be addressed to the Bank and be dated the date of the first Loan.

     (d) Incumbency. The Bank shall have received a certificate signed by the secretary or assistant secretary of Jevic, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Bank shall be entitled to rely conclusively until it shall have received a further certificate of the secretary or assistant secretary of Jevic amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

     (e) Notes. The Bank shall have received the Revolving Credit Note duly executed, completed and issued in accordance herewith, together with a Term Note duly executed, completed and issued in accordance herewith if a Term Loan is requested at such time.

     (f) Documents. The Bank shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to it.

     (g) Consents. Jevic shall have provided to the Bank evidence satisfactory to it that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect.

     (h) Change. No Material Adverse Change shall have occurred since May 31, 1996 and there shall not be any other event or circumstance which gives the Bank reasonable grounds to conclude that Jevic may not or will not be able to perform or observe (in the normal course) its obligations hereunder and under the Revolving Credit Note, the Term Notes and the other Loan Documents.

     (i) Other Agreements. Jevic shall have executed and delivered each other Loan Document required hereunder.

     (j) Loan Request. Jevic shall have delivered and the Bank shall have received a request for a Loan in such form as the Bank may request.

     (k) Fees. Jevic shall simultaneously pay or shall have paid all fees due hereunder or any other Loan Document.

     (1) Borrowing Base Certificate. Jevic shall have delivered and the Bank shall have received a Borrowing Base Certificate dated the date of the first Loan under this Agreement.


                      5. Affirmative Covenants

     Jevic covenants and agrees that, without the prior written consent of the Bank, from and after the date hereof and so long as any Commitment is in effect or any Obligation remains unpaid or outstanding, it will:

     5.1 Financial Statements and Reports. Furnish to the Bank the following financial information:

     (a) Annual Statements. No later than one hundred and twenty (120) days after the end of each fiscal year, its balance sheet as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and cash flows for the Fiscal Year and the prior Fiscal Year in comparative form. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with Generally Accepted Accounting Principles. The annual financial statements shall be certified (without any qualification or exception) by independent public accountants of nationally recognized standing reasonably acceptable to the Bank. Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of Jevic for the period then ended in conformity with Generally Accepted Accounting
Principles, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. Each financial statement provided under this subsection (a) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event. In addition to the annual financial statements, Jevic shall, promptly upon receipt thereof, furnish to the Bank a copy of each other report submitted to its board of directors by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of Jevic.

     (b) Quarterly Statements. No later than sixty (60) calendar days after the end of each Fiscal Quarter of each Fiscal Year, its balance sheet and related statements of operations, shareholders' equity and cash flows for such quarterly period and for the period from the beginning of such fiscal year to the end of such Fiscal Quarter and a corresponding financial statement for the same periods in the preceding Fiscal Year certified by the chief financial officer of Jevic as having been prepared in accordance with Generally Accepted Accounting Principles (subject to changes resulting from audits and year-end adjustments); provided, however, that if the independent certified public accountants issue a review report on the quarterly financial statements of Jevic, the financial statements required by this subsection (b) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by Jevic.

     (c) No Default. Within sixty (60) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within one hundred and twenty (120) calendar days after the end of each Fiscal Year, a certificate signed by the chief financial officer of Jevic certifying that, to the best of such officer's knowledge, after due inquiry, (i) Jevic has complied with all covenants, agreements and conditions in each Loan Document and that each representation and warranty contained in each Loan Document is true and correct with the same effect as though each such representation and warranty had been made on the date of such certificate (except to the extent such representation or warranty related to a specific prior date), and (ii) no event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by Jevic.

     (d) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event.

     (e) Material Changes. Notification to the Bank of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect.

     (f) Other Information. Promptly upon request by the Bank from time to time (which may be on a monthly or other basis), Jevic shall provide such other information and reports regarding its operations, business affairs, prospects and financial condition as the Bank may reasonably request.

     (g) Borrowing Base Certificates. If the Revolving Loans outstanding at any time during the previous month shall be equal to or greater than $4,000,000, Jevic will deliver to the Bank, no later than 30 days after the end of such calendar month as of the last day of the preceding calendar month, a Borrowing Base Certificate signed by the chief financial officer, treasurer or controller of Jevic.

     (h) Monthly Receivables Report. If the Revolving Loans outstanding at any time during the previous month shall be equal to or greater than $4,000,000, Jevic will deliver to the Bank, no later than 30 days after the end of such calendar month, an Accounts Receivable Aging Report.

     5.2 Corporate Existence. Preserve its corporate existence and material franchises, licenses, patents, copyrights, trademarks and trade names consistent with good business practice. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear expected.

     5.3 ERISA. Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of Jevic or any ERISA Affiliate; do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); not permit any event to occur as described in Section 4042 of ERISA or which may result in the imposition of a lien on its properties or assets; notify the Bank in writing promptly after it has come to the attention of senior management of Jevic of the assertion or threat of any "reportable event" or other event described in Section 4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against it or impose a lien on its, or any ERISA Affiliates', properties or assets; and refrain from engaging in any Prohibited Transactions or actions causing possible liability under
Section 5.02 of ERISA.

     5.4 Compliance with Regulations. Comply in all material respects with all Regulations applicable to its business, the noncompliance with which reasonably could have a Material Adverse Effect.

     5.5 Conduct of Business; Permits and Approvals, Compliance with Laws. Continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement; maintain in full force and effect, its franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the profitable conduct of its business.

     5.6 Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     5.7 Payment of Debt; Payment of Taxes, Etc. Where the amount involved exceeds $250,000 or where the non-payment or non-discharge would otherwise have a Material Adverse Effect on Jevic or any of its assets: promptly pay and discharge (a) all of its Debt in accordance with the terms thereof; (b) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; (c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that so long as Jevic first notifies the Bank of its intention to do so, Jevic shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in an Event of Default or a Potential Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.

     5.8 Notice of Events. Promptly upon discovery of any of the following events, Jevic shall provide telephone notice to the Bank (confirmed within three
(3) calendar days by written notice), describing the event and all action Jevic proposes to take with respect thereto:

          (a) an Event of Default or Potential Default under this Agreement;

          (b) any default or event of default under a contract or contracts and the default or event of default involves payments by the Jevic in an aggregate amount equal to or in excess of $250,000;

          (c) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which the Jevic's liability is equal to or in excess of $250,000, singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument agreement to terminate or suspend any commitment to lend to Jevic or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

          (d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against Jevic in which the amount in controversy is in excess of $250,000, singularly or in the aggregate; or

          (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect.

     5.9 Inspection Rights. At any time during regular business hours and as often as reasonably requested of Jevic by the Bank, permit the Bank, or any authorized officer, employee, agent, or representative of the Bank to examine and make abstracts from the records and books of account of Jevic, wherever located, and to visit the properties of Jevic; and to discuss the affairs, finances, and accounts of Jevic with its Chairman, President, any executive vice president, its chief financial officer, treasurer, controller or independent accountants. Each inspection shall be at the expense of the Bank, unless such inspection shall be made during the continuance of a Potential Default or an Event of Default (in which event, the expense of such inspection shall be borne by Jevic). Notwithstanding the foregoing sentence, it is understood and agreed by Jevic that all expenses in connection with any such inspection which may be incurred by Jevic, any officers and employees thereof and the attorneys and independent certified public accountants therefor shall be expenses payable by Jevic and shall not be expenses of the Bank. Further, it is understood and agreed by CoreStates that the number of inspection visits shall be limited to two per year and reasonable prior notice shall be given to Jevic unless an Event of Default or a Potential Default shall exist.

     5.10 Generally Accepted Accounting Principles. Maintain books and records at all times in accordance with Generally Accepted Accounting Principles.

     5.11 Use of Proceeds. Jevic will use the proceeds of the Loans for the purchase or refinancing of over the road chassis and trailers, Qualcomm satellites, trailer dollys, trailer heaters, fork trucks, automobiles and miscellaneous equipment used in connection with its business and for working capital purposes.

     5.12 Further Assurances. Do such further acts and things and execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may reasonably require or reasonably deem advisable to carry into affect the purposes of this Agreement or to better assure and confirm unto the Bank its rights, powers and remedies hereunder.

     5.13 Compliance with Material Contracts. Jevic will comply in all material respects with all obligations, terms, conditions and covenants, as applicable, in all Debt of Jevic and all instruments and agreements related thereto, and all other instruments and agreements to which it is a party or by which it is bound or any of its properties is affected and in respect of which the failure to comply reasonably could have a Material Adverse Effect.

     5.14 Restrictive Covenants in Other Agreements. In the event that Jevic shall enter into or otherwise become subject to or suffer to exist any agreement pertaining to Debt which contains covenants or restrictions that are more restrictive on it than the covenants and restrictions contained in this Agreement, each and every such covenant and restriction shall be deemed incorporated herein by reference as fully as if set forth herein. If and to the extent that any such covenant or restriction shall be inconsistent with or otherwise be in conflict with any covenant or restriction set forth herein (other than by reason of its being more restrictive), this Agreement shall govern.

     5.15 Personal Guarantees. In the event that Harry Muhlschlegel and/or Karen Muhlschlegel shall guarantee any Obligation of Jevic after the date hereof, Jevic shall cause a simultaneous guarantee by said individuals of the Loans and all other Obligations of Jevic to the Bank hereunder to be executed and delivered to the Bank, said guarantee to be on substantially the same terms and conditions as the guarantee of such other Obligation of Jevic by said individuals and the guarantee to the Bank shall be secured, parri passu, by the same (or substantially the same) collateral securing said other guarantee, if such other guarantee is secured.

                       6. Negative Covenants

     Jevic covenants and agrees that, without the prior written consent of the Bank, from and after the date hereof and so long as any Commitment is in effect or any Obligation remains unpaid or outstanding, it will not:

     6.1 Consolidation and Merger. Merge or consolidate with or into any corporation except, if no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of such transaction, any Person may be merged into Jevic as long as Jevic is the surviving entity.

     6.2 Liens. Create, assume or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

     6.3 Guarantees. Guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any other Person, contingently or otherwise.

     6.4 Margin Stock. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

     6.5 Acquisitions and Investments. If an Event of Default or a Potential Default exists or would exist immediately thereafter: purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any Investments in any other Person; or enter into any new business activities or ventures not directly related to its present business; or create any Subsidiary, except (a) it may acquire and hold stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to it, and (b) it may make and own (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by a Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $150,000,000, (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof, (iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc., and (iv) Investments in money market mutual funds all of the assets of which are invested in cash or investments described in the immediately preceding clauses (i), (ii) and (iii).

     6.6 Transfer of Assets; Nature of Business. Sell, transfer, pledge, assign or otherwise dispose of any of its assets unless such sale or disposition shall be in the ordinary course of its business for value received; or discontinue, liquidate or change in any material respect any substantial part of its operations or business.

     6.7 Restricted Payments. Make or pay any redemptions, repurchases, dividends or distributions of any kind with respect to its capital stock except that (i) dividends may be made and paid as long as the aggregate thereof does not exceed 50% of its net income (net of any net losses) accumulated after December 31, 1995, and (ii) dividends may be made and paid to the extent necessary to permit the payment of income taxes applicable to Jevic by the stockholders thereof for so long as Jevic shall maintain Sub-Chapter S tax status under the Code, and (iii) that any dividends made or paid by reason of clause (ii) which would result in an aggregate of more than 50% of the net income (net of any net losses) of Jevic accumulated after December 31, 1995 shall reduce the dividends payable under Clause (i) thereafter by such amount.

     6.8 Accounting Change. Make or permit any change in financial accounting policies or financial reporting practices, except as required by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission.

     6.9 Transactions with Affiliates. Enter into any transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees) with any Affiliate, except transactions in the ordinary course of, and pursuant to the reasonable requirements of, its business, and in good faith and upon commercially reasonable terms.

     6.10 Negative, Negative Pledge Agreements. Enter into any agreement providing that it will not create, incur, assume or suffer to exist any mortgage, pledge, security interest, encumbrance or other lien upon property of Jevic which is intended to constitute Collateral or upon any Accounts, Chattel Paper, Instruments or General Intangibles of Jevic, then owned or thereafter acquired, except for agreements pertaining to Debt in existence at the date of this Agreement and described in Schedule l hereto and identified as in conflict with this covenant.

     6.11 Restriction on Amendment of This Agreement. Enter into or otherwise become subject to or suffer to exist any agreement which would require it to obtain the consent of any other person as a condition to the ability of CoreStates and Jevic to amend or otherwise modify this Agreement.


                       7. Financial Covenants

     7.1 Borrowing Base. The aggregate principal amount of the Revolving Credit Loans outstanding shall not at any time exceed the Borrowing Base; provided, however, that this covenant shall not be deemed breached if, with respect to any time such aggregate amount exceeds said level, within five Business Days after the earlier of the date Jevic first has knowledge of such breach or the date of the next Borrowing Base Certificate disclosing the existence of such breach a prepayment of the Revolving Credit Loans shall be made in an amount sufficient to assure continued compliance with this covenant in the future.

     7.2 Minimum Tangible Net Worth. Tangible Net Worth will not at any time be less than the sum of (i) $16,000,000 plus (ii) fifty percent (50%) of net income for each Fiscal Quarter ending after June 30, 1996 without deduction for any net losses, and (iii) any additions to paid-in capital after June 30, 1996, provided however any additions to paid-in capital after June 30, 1996 which are made for the purpose of enabling Jevic to be in compliance with the terms and conditions of this Agreement or any other Loan Document shall not increase minimum Tangible Net Worth if at the time of such addition Jevic shall provide written notice of such purpose to the Bank specifying the amount required therefor. In the event the sum of the amounts determined in accordance with clause (ii) above on a Fiscal Quarter basis shall exceed fifty percent (50%) of the net income for the Fiscal Year of which said Fiscal Quarters are a part, minimum Tangible Net Worth shall be reduced by the amount of such excess effective on the date the financial statements required pursuant to Section 5.1(a) shall have been received by the Bank. At all times prior to any such date(s), minimum Tangible Net Worth shall include the amounts determined in accordance with clause (ii) without reduction.

     7.3 Debt to Tangible Net Worth. From and after September 30, 1996, the ratio of Debt (including, without limitation, Debt represented by the Revolving Credit Notes and the Term Notes) to Tangible Net Worth will not exceed 4.00:1 as at the end of any fiscal quarter.

     7.4 Debt Service Coverage. From and after September 30, 1996, the ratio of Adjusted EBITDA to Debt Service for the four (4) most recently ended consecutive Fiscal Quarters to Debt Service will not be less than 1.20:1.

                                   8. Default

     8.1 Events of Default. Jevic shall be in default if any one or more of the following events (each an "Event of Default") occurs:

          (a) Payments. Jevic fails to pay any principal of or interest on any Note when due and payable (whether at maturity, by notice of intention to prepay, or otherwise) or fails to pay when it is due and payable any other amount payable under any Loan Document and such failure shall continue for three Business Days.

          (b) Covenants. Jevic fails to observe or perform (1) any term, condition or covenant set forth in Section 5.2 (first sentence only),
     Section 6.1 through 6.11 or Section 8.1(a) of this Agreement, as and when required, (2) any term, condition or covenant set forth in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(g) or 5.1(h) of this Agreement, as and when required and such failure shall continue for a period of 3 days or more, or (3) any term, condition or covenant contained in this Agreement or any other Loan Document other than as set forth in (1) and (2) above, as and when required and such failure shall continue for a period of 15 days or more.

          (c) Representations, Warranties. Any representation or warranty made or deemed to be made by Jevic herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

          (d) Bankruptcy. Jevic is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of thirty (30) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for Jevic or any substantial part of the property of Jevic is appointed, or if any such receivership or trusteeship to continues undischarged for a period of thirty (30) days.

          (e) Certain Other Defaults. Jevic shall fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds $250,000, and such failure shall continue beyond any applicable cure period, or Jevic shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Indebtedness for Borrowed Money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $250,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Bank's obligations hereunder to make further Loans shall be suspended.

          (f) Judgments. Any judgments against Jevic or against its assets or property for amounts in excess of $250,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

          (g) Attachments. Any assets of Jevic shall be subject to attachments, levies, or garnishments for amounts in excess of $250,000 in the aggregate which have not been dissolved or satisfied within twenty (20) days after service of notice thereof to Jevic.

          (h) Change in Control. Harry Muhlschlegel, Karen Muhlschlegel and members of their immediate family shall cease to be the beneficial owners of at least 51% of the outstanding voting and capital stock of Jevic.

          (i) Security Interests. Any security interest created pursuant to any Loan Document (i) shall cease to be in full force and effect, or (ii) shall cease in any material respect to give the Bank, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens (except as permitted by Section 6.2).

          (j) Material Adverse Change. In the determination of the Bank, in its sole discretion reasonably exercised, (1) a Material Adverse Change shall have occurred or any event or circumstance shall have occurred which gives reasonable grounds to conclude that Jevic may not or will not be able to perform or observe in the normal course its obligations under this Agreement, the Revolving Credit Notes, the Term Notes, the Security Agreement or the other Loan Documents, (2) the Bank shall have given Jevic written notice thereof and (3) at least 15 Business Days shall have elapsed from the giving of notice as provided in Section 10.6 hereof.

THEN and in every such event other than that specified in Section 8.l(d), the Bank may immediately terminate the Commitments by notice in writing to Jevic and immediately declare the Revolving Credit Notes, the Term Notes and all other Obligations, including without limitation accrued interest, to be, and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived by Jevic. Upon the occurrence of any event specified in Section 8.l(d), the Commitments shall automatically terminate and the Revolving Credit Notes, the Term Notes and all other Obligations, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Jevic. Any date on which the Loans and such other Obligations are declared due and payable pursuant to this Section 8.1, shall be the Revolver Termination Date and a Term Loan Commitment Termination Date for purposes of this Agreement. From and after the date an Event of Default shall have occurred and for so long as an Event of Default shall be continuing, the Loans shall bear interest at the Default Rate.

                                  9. Collateral

     9.1 Collateral. Except as otherwise specifically set forth herein or in any other Loan Document, the Loans and their repayment at all times shall be secured by a first priority, perfected, security interest in the Collateral (as defined in the Security Agreement, hereinafter referred to as the "Collateral").

     9.2 Security Agreement. As security for the punctual payment in full of all Loans (including all payments of principal, and interest and other costs contemplated hereby), Jevic at or prior to the funding of the first Loan hereunder shall execute and deliver to CoreStates a security agreement in the form and substance attached as Exhibit D hereto (herein referred to as the "Security Agreement").

                         10. Miscellaneous

     10.1 Waiver. No failure or delay on the part of the Bank or any holder of any Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     10.2 Amendments. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by Jevic therefrom shall be effective unless the same shall have been approved in writing by the Bank, be in writing and be signed by the Bank and the Jevic and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given. No notice to or demand on the Jevic shall entitle the Jevic to any other or further notice or demand in similar or other circumstances.

     10.3 Governing Law. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

     10.4 Participations and Assignments. Jevic hereby acknowledges and agrees that CoreStates may at any time: (a) grant participations in all or any portion of its Revolving Loan Commitment, Term Loan Commitment, any Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office of the CoreStates or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by the Jevic hereunder shall be determined as if CoreStates had not granted such Participation; and (ii) any agreement pursuant to which CoreStates may grant a
Participation: (x) shall provide that CoreStates shall retain the sole right and responsibility to enforce the obligations of Jevic hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) such participation agreement may provide that CoreStates will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan; and (z) shall not relieve CoreStates from its obligations, which shall remain absolute, to make Loans hereunder; and (b) CoreStates may assign any of its Loans and its Revolving Loan Commitment (but only with the consent of the Jevic, which consent shall not be unreasonably withheld), provided that, each such assignment shall be in an amount of at least $10,000,000 (unless, after giving effect to such assignment and all other such assignments by CoreStates occurring simultaneously or substantially simultaneously therewith, CoreStates shall hold no Revolving Loan Commitment, Term Loan Commitment or Loan hereunder); and (ii) each such assignment by CoreStates of its Loans, or Revolving Loan Commitment or Term Loan Commitment shall be made in such manner so that the same portion of its Loans, Notes, Revolving Loan Commitment and Term Loan Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Jevic of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder having the Commitment(s) and Loans specified in such instrument, and upon consent thereto by the Jevic, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Jevic), the obligations, rights and benefits of a bank hereunder holding the Revolving Loan Commitment(s), Term Loan Commitment(s) and Loans (or portions thereof) assigned to it, and CoreStates Bank shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Jevic shall not be obligated to consent to any participation or assignment which would result in CoreStates retaining less than 51% of the Commitment(s), Loans and Notes.

     10.5 Captions. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

     10.6 Notices. All notices, requests, demands, directions, declarations and other communications between the Bank and the Jevic provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or telefaxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or telefax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

     10.7 Expenses; Indemnification. Jevic will from time to time reimburse the Bank promptly following demand for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents, (ii) the making of any Loans, (iii) the administration of the Loan Documents, and (iv) the enforcement of the Loan Documents; and reimburse the Bank for all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) in connection with the enforcement of the Loan Documents. In addition to the payment of the foregoing expenses, Jevic hereby agrees to indemnify, protect and hold the Bank and any holder of the Notes and the officers, directors, employees, agents, affiliates and attorneys of the Bank and such holder (collectively, the "Indemnitiees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by Jevic or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that Jevic shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

     10.8 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Jevic set forth in Sections 2.8(f), 2.9, 2.10, and 10.7 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the latest to occur of the termination of the Revolving Loan Commitment, the Term Loan Commitment or the repayment in full of all amounts owed by Jevic under any Loan Document.

     10.9 Severabilitv. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

     10.10 No Fiduciary Relationship. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Bank to Jevic.

     10.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. JEVIC AND CORESTATES EACH HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTES, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENT, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR SUCH OTHER LOAN DOCUMENT.

     10.12 WAIVER OF JURY TRIAL. JEVIC AND CORESTATES EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. JEVIC AND CORESTATES EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. JEVIC AND CORESTATES EACH FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, MODIFICATIONS, REPLACEMENTS OR RESTATEMENTS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.13 Counterparts; Effectiveness. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Bank shall have received signed counterparts or notice by telecopy of the signature page that the counterpart has been signed and is being delivered to it or facsimile that such counterparts have been signed by all the parties hereto or thereto.

     10.14 Use of Defined Terms. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

     10.15 Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of the Bank's right of banker's lien or offset.

     10.16 Entire Agreement. This Agreement, the Notes issued hereunder and the other Loan Documents constitute the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

     10.17 Jevic Transportation Services. Inc.. Jevic Transportation, Inc. and Jevic Transportation Services, Inc. ("JTS") are owned and controlled in common by Harry Muhlschlegel and Karen Muhlschlegel. Jevic and CoreStates hereby acknowledge and agree that JTS is not a party to this Agreement and shall not be deemed bound hereby. Notwithstanding, Jevic will comply with the terms and conditions of this Agreement and the other Loan Documents in dealings or contact it may have with JTS, including but not limited to compliance with
Section 6.9 hereof.

     10.18 Inconsistency with Existing CoreStates Loans. In the event any representation or covenant contained in the documentation pertaining to any Existing CoreStates Loan shall be inconsistent with any representation or covenant contained herein (excluding any payment dates, maturity dates, interest rates or comparable types of provisions), the representation or covenant contained in this Agreement shall govern.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                                       JEVIC TRANSPORTATION, INC.


                                       By /s/ Brian J. Fitzgerald
                                          -------------------------------------
                                          Name
                                          Title

Notices To:
Mr. Brian J. Fitzpatrick
Senior Vice President and Chief Financial Officer
Jevic Transportation, Inc.
600 Creek Road
Delanco, NJ 08075
FAX No. (509) 764-7237

                                       CORESTATES BANK, N.A.

                                       By /s/ Theresa M. Smith
                                          -------------------------------------
                                          Theresa M.  Smith
                                          Vice President

Notices To:
Ms. Theresa M. Smith
Vice President
CoreStates Bank. N.A.
Transportation Leasing and Construction Industry Services
FC 1-8-11-24
1339 Chestnut Street
Philadelphia, PA 19107
FAX No. (215) 786-7704

                         Reference Table of Definitions
Definition                                                          Page Defined

Accounts Receivable Aging Report...........................................    1
Additional Amount..........................................................   16
Adjusted EBITDA............................................................    1
Affiliate..................................................................    1
Agreement..................................................................    1
Agreement Year.............................................................   10
As Offered Fixed Rate......................................................    2
As Offered Fixed Rate Loans................................................    2
Bank.......................................................................    1
Base Rate..................................................................    2
Base Rate Loans............................................................    2
Borrowing Base.............................................................    2
Borrowing Base Certificate.................................................    2
Business Day...............................................................    2
Capitalized Lease..........................................................    2
Capitalized Lease Obligations..............................................    2
Closing Date ..............................................................    2
Code ......................................................................    2
Collateral ................................................................   32
Commitment Fee ............................................................    3
Commitment Fees ...........................................................   14
CoreStates ................................................................    1
CoreStates Bank ...........................................................    1
Debt.......................................................................    3
Debt Service ..............................................................    3
Default Rate ..............................................................    3
Dollars ...................................................................    3
EBITDA.....................................................................    3
Eligible Receivables ......................................................    3
Environmental Control Statutes ............................................    3
ERISA......................................................................    3
ERISA Affiliate ...........................................................    3
Event of Default ..........................................................   30
Existing CoreStates Loans .................................................   11
Federal Funds Rate ........................................................    4
Fiscal Quarter ............................................................    4
Fiscal Year ...............................................................    4
GAAP ......................................................................    4
Generally Accepted Accounting Principles ..................................    4
Governmental Authority ....................................................    4
Hazardous Substances ......................................................    4
Indebtedness for Borrowed Money ...........................................    4
Indemnitees ...............................................................   34

Intangible Assets .........................................................    4
Interest Period ...........................................................    5
Investment ................................................................    5
Jevic .....................................................................    1
JTS .......................................................................   35
Letter of Credit ..........................................................    9
LIBO Rate .................................................................    5
LIBO Rate Loans ...........................................................    6
LIBO Rate Reserve Percentage ..............................................    5
Lien ......................................................................    6
Loan ......................................................................    6
Loan Documents ............................................................    6
Loans .....................................................................    6
London Business Day .......................................................    2
Material Adverse Change ...................................................    6
Material Adverse Effect ...................................................    6
Multiemployer Plan ........................................................    6
Net Worth .................................................................    6
Notes .....................................................................    6
Obligations ...............................................................    6
Operating Lease ...........................................................    7
Participants ..............................................................   33
Participations ............................................................   33
PBGC ......................................................................    7
Pension Plan ..............................................................    7
Permitted Liens ...........................................................    7
Person ....................................................................    7
Plan ......................................................................    7
Potential Default .........................................................    7
Prohibited Transaction ....................................................    8
Regulation ................................................................    8
Regulation D ..............................................................    8
Regulatory Change .........................................................    8
Release ...................................................................    8
Reportable Event ..........................................................    8
Revenue Equipment .........................................................    8
Revolver Termination Date .................................................   10
Revolving Credit Loans ....................................................   10
Revolving Credit Note .....................................................   12
Revolving Loan Commitment .................................................   10
Revolving Loan Commitment Fee .............................................   14
Security Agreement ........................................................   32
Solvent ...................................................................    9
Standby Letter of Credit ..................................................    9
Subsidiary ................................................................    9
Tangible Net Worth ........................................................    9
Taxes .....................................................................   16
Term Credit Commitment Fee ................................................   14

Term Loan Commitment ......................................................   10
Term Loan Commitment Termination Date .....................................   10
Term Loans ................................................................   10
Term Note .................................................................   12
Termination Event .........................................................    9
Unfunded Pension Liabilities ..............................................    9
Unrecognized Retiree Welfare Liability ....................................    9

                                                                       EXHIBIT A
                         Form of Revolving Credit Note

$7,000,000                                                      Philadelphia, PA
                                                                   July __, 1996

For Value Received, JEVIC TRANSPORTATION, INC., a New Jersey corporation ("Jevic"), hereby promises to pay to the order of CORESTATES BANK, N.A. (the "Bank"), in lawful currency of the United States of America in immediately available funds at the Bank's offices located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the Revolver Termination Date, or on such earlier date or dates as provided in the Credit Agreement described below, the principal sum of SEVEN MILLION DOLLARS ($7,000,000) or, if less, the then unpaid principal amount of all Revolving Credit Loans made by the Bank pursuant to the Credit Agreement.

Jevic promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

This Note is Revolving Credit Note referred to in, is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement, dated as of June 28, 1996 by and between Jevic and the Bank (as such may be amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement"). This Note is subject to voluntary prepayment and mandatory repayment prior to the Revolver Termination Date, in whole or in part, as provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and the accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

Jevic hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Notwithstanding the face amount of this Note, the undersigned's liability hereunder shall be limited at all times to the actual aggregate outstanding indebtedness to the Bank relating to such Bank's Revolving Credit Loans, including all principal and interest, together with all fees and expenses as provided in the Credit Agreement, as established by the Bank's books and records which shall be conclusive absent manifest error.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OF CONFLICT OF LAWS.

                                     JEVIC TRANSPORTATION INC.

                                     By
                                        ---------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT B
                               Form of Term Note


$__,000,00                                                      Philadelphia, PA
                                                              [insert date here]
_______________

For Value Received, JEVIC TRANSPORTATION INC., a New Jersey corporation ("Jevic"), hereby promises to pay to the order of CORESTATES BANK, N.A. (the "Bank"), in lawful currency of the United States of America in immediately available funds at its offices located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, the principal sum of_________DOLLARS ($_,000,000) in ___ equal monthly installments of principal each in the amount of $__________due and payable on the first Business Day of each calendar quarter, and a final installment in the amount of principal remaining unpaid which shall be due and payable on______________ , 19_.

[Jevic promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.]

                                       or

[Jevic promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the times provided in the Credit Agreement at the annual rate of [insert rate] percent ([ ]%) per annum which is subject to increase upon the occurrence and continuance of an Event of Default as provided for in the Credit Agreement.]

This Note is one of the Term Notes referred to in, is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement, dated as of June 28, 1996 among Jevic and the Bank (as such may be amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement"). This Note is subject to voluntary prepayment and mandatory repayment, in whole or in part, as provided in the Credit Agreement. Any prepayment shall be applied to principal in the inverse order of maturity.

In case an Event of Default shall occur and be continuing, the principal of and the accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

Jevic hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OF CONFLICT OF LAWS.


                                      JEVIC TRANSPORTATION INC.



                                      By
                                         --------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT C

                       Form of Borrowing Base Certificate

                                                    [insert date of certificate]

                           Borrowing Base Certificate

                          [insert date of information]


To: CoreStates Bank, N.A.

Gentlemen:

This Borrowing Base Certificate is delivered to you pursuant to the terms of
Section 5.1(g) of the Credit Agreement, dated as of June 28, 1996, as currently in effect. Capitalized terms used without definition below have the same meanings as they have in the Credit Agreement.

We hereby certify that:

1. No Potential Default or Event of Default has occurred and is continuing as of the date of this Borrowing Base Certificate.

2. There has been no Material Adverse Change since May 31, 1996, except as disclosed on the attached schedules.

3. The information set forth on the attached schedules is true, current and complete as of the date of this Borrowing Base Certificate.


                                      JEVIC TRANSPORTATION INC.

                                       By
                                         --------------------------------------
                                       Name:
                                       Title:

                           Jevic Transportation, Inc.
               Monthly Computation of Borrowing Base Availability
                     for the Month of_________, ____________


Collateral Value


1.  Total Accounts Receivable                                      $
                                                                    ------------
2.  Less: Total Accounts Receivable Which Are Ineligible           $(          )
                                                                    ------------
3.  Total Eligible Accounts Receivable                             $
                                                                    ------------
4.  Line 3 multiplied by 80%                                            x .80

5.  Borrowing Base                                                 $
                                                                    ------------

Maximum Revolving Credit Loans

6. Revolving Credit Loans Maximum                                  $7,000,000.00

7. less: Letters of Credit Outstanding (Face Amount)               $
                                                                    ------------
8. Adjusted Revolving Credit Loans Maximum                         $
                                                                    ------------

Revolving Credit Loan Usage

9.  Revolving Loan Balance (principal)                             $
                                                                    ------------

10. Availability Under Borrowing Base                              $
    (line 5 minus line 9)                                           ------------

11. Availability As Revolving Credit Loans                         $
   (line 8 minus line 9)                                            ------------

12. Lesser of Line 10 or Line 11                                   $
                                                                    ------------
13. Amount of Revolving Loan Requested This Date (if any)          $
    (Not to exceed line 12)                                         ------------


Certification:                                Jevic Transportation, Inc.

Date:                                         By:
     -----------------------------------          ------------------------------

                                                                       EXHIBIT D


                           Form of Security Agreement

     This Security Agreement, dated as of June 28, 1996, by and between JEVIC TRANSPORTATION INC., a New Jersey corporation, with its main business office located at 600 Creek Road, Delanco, New Jersey 08075 (the "Debtor") and CORESTATES BANK, N.A., a national banking association (the "Secured Party"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

                              Preliminary Statement

     This Security Agreement is entered into in accordance with and is a condition precedent to any Loan under the Credit Agreement.

                                    Agreement

     The Debtor and the Secured Party, intending to be legally bound, agree as follows:

     1. Definitions.

     As used herein the following terms shall have the meanings indicated:

     (a) "Collateral" means the Revenue Equipment and such other assets as are set forth in Schedule A hereto, and all supplemental Schedules A delivered by the Debtor to the Secured Party from time to time after the date hereof, together with products and Proceeds (including insurance Proceeds) of any of the foregoing.

     (b) "Credit Agreement" means that certain Credit Agreement, dated as of the date hereof (as such agreement may be amended, restated, modified, replaced or substituted hereafter) between the Debtor and CoreStates Bank, N.A.

     (c) "Accounts", "Chattel Paper", "Documents of Title", "Equipment", "General Intangibles", "Instruments", and "Proceeds" shall have the meanings assigned to them under the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania and shall be applicable solely for purposes of the Collateral.

     (d) "Liabilities" means all existing and future indebtedness and other liabilities, absolute or contingent, direct or indirect, primary or secondary, of the Debtor to the Bank arising hereunder or in respect of the Revolving Credit Note or the Term Notes or otherwise in connection with the Credit Agreement or any Loan Document.

     (e) "Prevailing Interest Rate" as of any date means the highest rate of interest then payable by the Debtor under any Loan (as defined in the Credit Agreement).


Security Agreement                -1-
Jevic Transportation, Inc.                             Dated as of June 28, 1996

     2. Grant of Security. To secure the payment, promptly when due, and the punctual performance of all of the Liabilities, the Debtor hereby pledges and assigns to the Secured Party, and grants to the Secured Party and agrees that the Secured Party shall have, a general continuing lien upon and security interest in all the Collateral, which lien and security interest shall be a general continuing first priority lien upon and security interest in all the Collateral.

     3. Substitution or Release of Collateral. The Debtor may, from time to time provided there shall not be any Event of Default or Potential Default (as defined in the Credit Agreement) in existence and no Event of Default or Potential Default would exist as a result thereof, withdraw assets from the Collateral provided that the reason for the withdrawal is the sale of the asset in question or damage to it by reason of accident or otherwise and provided further that simultaneously therewith a new asset of fair market value at least equal to the asset withdrawn is made the subject of a supplemental Schedule A hereto. The fair market value of the asset shall be determined by reference to the McLean Hunter National Market Reports, Inc. Truck Blue Book and Commercial Trailer Blue Book, where such reports contain an adequate reference to the asset being valued. In addition, upon partial prepayment of any Term Loan in accordance with the Credit Agreement, the Debtor may, provided there shall not be any Event of Default or Potential Default in existence and no Event of Default or Potential Default would exist as a result thereof, withdraw assets from the Collateral in an aggregate fair market value which is not greater than the aggregate principal amount of the Term Loan prepaid.

     4. Books and Records. The Debtor shall faithfully keep complete and accurate books and records and make all necessary entries therein to reflect the quantities, costs, current values and locations of all Collateral, the events and transactions giving rise thereto and all payments, credits and adjustments applicable thereto, shall keep the Secured Party fully and accurately informed as to the locations of all such books and records and shall permit the Secured Party's agents to have such access to them and to any other records pertaining to the Debtor's business as the Secured Party may request from time to time.

     5. Control of and Access to Collateral.

     (a) Upon the occurrence of an Event of Default, the Secured Party shall have the right at any time to take possession of the Collateral or any part thereof. Notwithstanding any such taking of possession, the Collateral shall remain at all times at the Debtor's sole risk, and to the full extent permitted by law the Secured Party shall not be responsible for any loss, damage or diminution in the value thereof. All costs of transportation, packaging, custody, processing, storage, and insurance of any unit or item of Collateral which may be incurred by the Secured Party shall be promptly repaid to the Secured Party by the Debtor together with interest thereon at the Prevailing Interest Rate, and the Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities.

     (b) If any item or unit of Collateral is now or hereafter the subject of a certificate of title or is required by law so to be, the Debtor will promptly procure the necessary certificate of title and take all steps necessary to cause the Secured Party's lien or security interest therein to be noted on the face of such certificate and undertake such other steps as may be necessary to assure that the Secured Party has a first priority, perfected security interest in each such item or unit of Collateral, and shall thereafter deposit the original of such certificate of title with the Secured Party.


Security Agreement                     -2-
Jevic Transportation, Inc.                            Dated as of June 28, 1996

     (c) The Debtor shall immediately notify the Secured Party of any event causing any deterioration, loss or depreciation in value of any substantial portion of the Collateral and the Debtor's best estimate of the amount of such deterioration, loss or depreciation.

     (d) The Debtor shall afford the Secured Party's agents access to the Collateral from time to time upon request for purposes of examination, inspection and appraisal thereof and to verify the Debtor's books and records pertaining thereto. After an Event of Default and upon the Secured Party's demand therefor, the Debtor shall assemble the Collateral and make it available to the Secured Party at such place reasonably convenient to both parties as the Secured Party may designate, and the Secured Party's rights to such assemblage shall be enforceable by injunction. If an Event of Default shall not exist, the Secured Party shall furnish written prior notice to the Debtor reasonably in advance of any intended examination, inspection, appraisal and verification and such activity shall commence during the Debtor's normal business hours.

     (e) From and after the occurrence of an Event of Default hereunder, the Debtor shall pay to the Secured Party on demand any and all expenses of conducting any and all periodic examinations or reviews or causing any periodic examinations or reviews of Collateral determined to be appropriate by the Secured Party (including but not limited to reasonable attorneys' fees and legal expenses) which may be incurred by the Secured Party, with interest at the Prevailing Interest Rate.

     (f) Upon an Event of Default, the Secured Party is hereby granted a license or other right to use, without charge, Debtor's labels, intellectual property, or use of any name, trade secrets, tradenames, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale, and selling any Collateral and Debtor's rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit.

     6. Maintenance of Collateral. Subject to the Debtor's business judgment and reasonable commercial practice, the Debtor shall take good care of the Collateral and shall afford it suitable preventative maintenance. The Debtor shall pay the cost of all repairs to or maintenance of the Collateral and shall not permit anything to be done that might in any way impair the value of any of the Collateral or any of the security intended to be afforded by this Agreement. The Debtor shall conscientiously adhere to a well designed internal control system with respect to the Collateral, and such system shall be capable of permitting the Debtor and the Secured Party to identify readily at any time the location and condition of each and every item of Collateral. The Debtor will not permit any of the Collateral to become or be a fixture.

     7. Title to Collateral.

     (a) The Debtor has acquired or shall acquire absolute and exclusive title to each and every item or unit of the Collateral free and clear of all liens, claims, security interests and other encumbrances, except as permitted under the Credit Agreement, and the Debtor shall warrant and defend its title to the Collateral, subject to the rights of the Secured Party, against the claims and demands of all persons whomsoever. Without limiting the generality of the foregoing, the Debtor shall not pledge, assign or otherwise encumber, or permit any liens or security interests (other than those in favor of the Secured Party) to attach to, any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process. Notwithstanding the foregoing, mechanics liens may be created or exist from time to time and such mechanics liens shall


Security Agreement                     -3-
Jevic Transportation, Inc.                             Dated as of June 28, 1996
not be deemed to constitute a breach of this agreement provided the aggregate amount of such liens at any time does not exceed $50,000.

     (b) The Secured Party may, at its sole election but without obligation to do so, discharge any unpermitted encumbrance pertaining to the Collateral and all expenses incurred by the Secured Party in so doing, together with interest thereon at the Prevailing Interest Rate, shall be added to the Liabilities and shall be payable by the Debtor on demand.

     8. Taxes and Liens. The Debtor shall promptly notify the Secured Party in the event there ever arises against any of the Collateral any lien, assessment or tax or other liability, whether or not entitled to priority over the Secured Party's security interest hereunder. In any such event, whether or not such notice is given, the Secured Party shall have the right (but shall be under no obligation) to pay any tax or other liability of the Debtor deemed by the Secured Party in good faith to affect the Secured Party's interests hereunder. The Debtor shall repay to the Secured Party on demand all sums which the Secured Party shall have paid under this section in respect of taxes or other liabilities of the Debtor, with interest thereon at the Prevailing Interest Rate, and the Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities. The Secured Party shall be subrogated to the extent of any such payment by it to all the rights and liens of the payee against the Debtor's assets.

     9. Locations of the Collateral; Name.

     (a) If any of the Collateral or any of the Debtor's records concerning any of the Collateral are at any time to be located on premises leased by the Debtor, or any premises owned by the Debtor subject to a mortgage or other lien, the Debtor shall obtain and deliver to the Secured Party, prior to the delivery of any such Collateral or books or records to such premises, an agreement in form satisfactory to the Secured Party waiving the landlord's, mortgagee's or other lienholder's right to enforce against the Collateral or the Debtor's records concerning the same and assuring the Secured Party's access to such Collateral and books and records to facilitate the Secured Party's exercise of its rights to take possession thereof. The location of Debtor's chief executive office and all locations at which the Debtor maintains a place of business are set forth in Schedule B, and the Debtor agrees to provide the Secured Party annually with a list of each location of any such place of business or the establishment of any additional place of business of the Debtor.

     (b) The Debtor represents and warrants that at no time during the past five
(5) years has it been known by or used any other name, including any trade or fictitious name, except as disclosed in Schedule B.

     10. Further Assurances. The Debtor shall continue to conduct its business in substantially the manner heretofore conducted and will make no material changes therein which might impair the security of the Secured Party. The Debtor shall execute and deliver to the Secured Party from time to time all such other agreements, instruments and other documents (including without limitation all requested financing and continuation statements) and do all such other and further acts and things as the Secured Party may reasonably request in order further to evidence or carry out the intent of this Agreement or to perfect the liens and security interests created hereby or intended so to be.


Security Agreement              -4-
Jevic Transportation, Inc.                             Dated as of June 28, 1996

     11. Default and Remedies.

     (a) The Debtor shall be in default hereunder upon the occurrence of any one of the following events (each an "Event of Default"):

          (i) the Debtor shall fail to pay any amount payable in respect of any Liability when due (including the expiration of any applicable grace periods).

          (ii) any representation, warranty or information herein, heretofore or hereafter furnished to the Secured Party by the Debtor in connection with any of the Liabilities, including any warranty made by the Debtor through the submission of any schedule, statement, certificate or other document pursuant to or in connection with this Agreement, shall be false in any material respect.

          (iii) there shall exist any Potential Default or Event of Default as defined under the Credit Agreement.

     (b) Upon the occurrence of any Event of Default which shall be continuing,
(i) unless the Secured Party elects otherwise, the entire unpaid amount of such of the Liabilities as are not then otherwise due and payable shall become immediately due and payable without notice to or demand on the Debtor, (ii) the Secured Party or its agents may enter the Debtor's premises to exercise the Secured Party's right to take possession of any Collateral, and (iii) the Secured Party may at its option exercise from time to time any and all rights and remedies available to it under the Uniform Commercial Code or otherwise, including the right to assemble, receipt for, adjust, modify, repair, refurnish or refurbish (but without any obligation to do so) or foreclose or otherwise realize upon any of the Collateral and to dispose of any of the Collateral at one or more public or private sales or other proceedings. The Debtor agrees that the Secured Party or its nominee may become the purchaser at any such sale or sales. The Debtor further agrees that ten (10) days shall be reasonable prior notice of the date of any public sale or other disposition of all or any part of the Collateral, or of the date on or after which any private sale or other disposition of the same may be made.

     (c) The exercise by the Secured Party of any one right or remedy shall not be deemed a waiver or release of or any election against any other right or remedy, and the Secured Party may proceed against the Debtor and the Collateral and any other collateral granted by the Debtor to the Secured Party under any other agreement, all in any order and through any available remedies. A waiver on any one occasion shall not be construed as a waiver or bar on any future occasion. All property of any kind held at any time by the Secured Party as Collateral shall stand as one general continuing collateral security for all the Liabilities and may be retained by the Secured Party as security until all the Liabilities are fully satisfied. The Debtor shall pay to the Secured Party on demand any and all expenses (including reasonably attorneys' fees and legal expenses) which may have been incurred by the Secured Party with interest at the Prevailing Interest Rate (i) in the prosecution or defense of any action growing out of or connected with the subject matter of this Agreement, the Liabilities, the Collateral or any of the Secured Party's rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral, the incurring of all of which are hereby authorized to the extent the Secured Party deems the same advisable. The Debtor's liability to the Secured Party for any such payment with interest shall be included in the Liabilities. The Proceeds of any Collateral received by the Secured Party at any time before or after default, whether from a sale or other


Security Agreement                      -5-
Jevic Transportation, Inc.                             Dated as of June 28, 1996
disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Liabilities and in such order and manner as the Secured Party may elect. The Debtor to the extent of its rights in the Collateral waives and releases any right to require the Secured Party to collect any of the Liabilities from any other of the Collateral or any other collateral then held by the Secured Party under any theory of marshalling of assets or otherwise.

     12. Power of Attorney. The Debtor hereby irrevocably appoints any officer, employee or agent of the Secured Party as the Debtor's true and lawful attorney-in-fact with power to (i) endorse the Debtor's name upon any notes, checks, drafts, money orders, or other instruments or payments or other Collateral that may come into the Secured Party's possession; (ii) sign and endorse the Debtor's name upon any Documents of Title, invoices, freight or express bills, assignments, verifications and notices in connection with any of the Collateral, and any instruments or documents relating thereto or to the Debtor's rights therein; and (iii) execute in the Debtor's name and file one or more financing, amendment and continuation statements covering the Collateral. Any such attorney of the Debtor shall have full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as the Debtor might do, and the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

     13. Financing Statements. The Debtor shall execute all financing statements and amendments thereto as the Secured Party may request from time to time to evidence the security interest granted to the Secured Party hereunder and will pay all filing fees and taxes, if any, necessary to effect the filing thereof. Wherever permitted by law, the Debtor authorizes the Secured Party to file financing statements with respect to the Collateral without the signature of the Debtor. A copy of this Agreement or a copy of any financing statement prepared in connection with this Agreement may itself be filed as a financing statement.

     14. Miscellaneous.

     (a) This Agreement shall commence on the date hereof and shall continue in full force and effect so long as any of the Liabilities shall exist from time to time.

     (b) No modification or waiver of any provision hereof shall be effective unless the same is in writing and signed by the party against whom its enforcement is sought. This Agreement and any amendment hereto or waiver of any provision hereof may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (c) The representations, warranties, covenants and agreements contained herein are all material and continuing, and any breach of them shall constitute a material breach of this Agreement.

     (d) All the rights and remedies of the Secured Party hereunder shall be concurrent and cumulative with and not alternative to or in lieu of the Secured Party's rights and remedies under any other agreement or agreements.

     (e) This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that the Debtor shall not assign any of the its rights hereunder without the Secured Party's prior written consent.


Security Agreement                      -6-
Jevic Transportation, Inc.                             Dated as of June 28, 1996

     (f) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     (g) No persons other than the Debtor and the Secured Party, and the assignees of the Secured Party, are intended to be benefitted hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

     (h) The Debtor acknowledges that this Agreement and the obligations of the Debtor hereunder and the security created or intended to be created hereby have constituted, and were intended by the Debtor to constitute, a material inducement to the Secured Party to enter into the Credit Agreement and other agreements referred to therein, knowing that the Secured Party will rely upon this Agreement. The Debtor intends to be legally bound hereby.

     (i) This Agreement shall be deemed to be a contract made under and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of the conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.


                                         Debtor


                                         JEVIC TRANSPORTATION, INC.


                                         By
                                           ------------------------------------
                                           Name
                                           Title



Notices To:
Mr. Brian J. Fitzpatrick
Senior Vice President and Chief Financial Officer
Jevic Transportation, Inc.
600 Creek Road
Delanco, NJ
08075 FAX No. (609) 764-7237

                                        Secured Party


                                        CORESTATES BANK, N.A.



                                        By
                                           -----------------------------------
                                           Theresa M. Smith
                                           Vice President

 Notices To:
 Ms. Theresa M. Smith
 Vice President
 CoreStates Bank, N.A.
 Transportation Leasing and Construction Industry Services
 FC 1-8-11-24
 1339 Chestnut Street
 Philadelphia, PA 19107
 FAX No. (215) 786-7704

                        SCHEDULE A TO SECURITY AGREEMENT

                                                                   [insert date|


This Schedule "A" is an integral part of the Security Agreement dated as of June 28, 1996 between Jevic Transportation, Inc. (the "Debtor") and CoreStates Bank, N.A., Philadelphia, Pennsylvania 19101.

The Debtor hereby grants to CoreStates Bank a security interest in all property described below, subject to the terms and conditions of the Security Agreement referred to above, which property shall be included in the Collateral.


                                       JEVIC TRANSPORTATION, INC.



                                       By
                                         --------------------------------------
                                         Name
                                         Title

                        SCHEDULE B TO SECURITY AGREEMENT


1. The location of the Debtor's chief executive office and all locations at which the Debtor maintains a place of business are as follows:

   Chief executive office: 600 Creek Road, Delanco, New Jersey 08075

   Other locations: 4200 West 35th Place, Chicago, IL 65032
                    655 Goodman Road, Concord, NH 28025
                    476 Hartford Turnpike, Shrewsbury, MA 01545
                    48 Ironside Court, Willingboro, NJ 08046
                    3934 Thurmond Road, Conley, GA 39026


2. During the past five years the Debtor has not used or been known by any other name, including any trade or fictitious name.

                                                                       EXHIBIT E


                      Form of Letter of Credit Application

APPLICATION AND AGREEMENT FOR IRREVOCABLE
STANDBY LETTER OF CREDIT
                                             [LOGO]
  (For Bank Use Only)                        CoreStates
--------------------------------             Letter of Credit Department
L/C No.                                      FC 1-2-10-49
--------------------------------             401 Market Street
                                             P.O. Box 13866
                                             Philadelphia, PA 19101-3866

                                        Date
                                             ----------------------------------

TO CORESTATES BANK, N.A.*, A NATIONAL BANKING ASSOCIATION (THE "BANK")

We Request the Bank to issue an irrevocable Standby Letter of Credit on the following terms and conditions by:

/ / Full Telex Transmission       / / U.S. Mail       / /Overnight Carrier

AVAILABLE BY DRAFT(S) AT SIGHT ON THE BANK OR ITS CORRESPONDENT AT THE BANK'S OPTION OR THE BANK MAY WAIVE THE DRAFT REQUIREMENT.

-------------------------------------------------------------------------------

NAME OF ADVISING BANK OR FOREIGN BANK        FOR ACCOUNT OF (APPLICANT)
ISSUING A GUARANTEE IN FAVOR OF THE
BENEFICIARY STATED BELOW.

-------------------------------------------------------------------------------
IN FAVOR OF (BENEFICIARY)                    CURRENCY AND AMOUNT

                                             ----------------------------------
                                             Drafts are to be drawn and
                                             presented to

                                             / / The Bank   / / Advising Bank
                                             / / Any Negotiating

                                             Bank on or before:
                                                               ----------------
                                                               (Expiration Date)

-------------------------------------------------------------------------------
Banking charges, other than the Bank's, are for the
                                   / /applicant's     / / beneficiary's account
-------------------------------------------------------------------------------
COVERING (Brief description of merchandise, if any, Bid Tender No.,
         Contract No., etc.)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
DOCUMENTS REQUIRED
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SPECIAL INSTRUCTIONS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
THE OPENING OF THIS CREDIT IS SUBJECT TO THE TERMS AND CONDITIONS AS SET FORTH IN THE AGREEMENT (STANDBY LETTER OF CREDIT) APPEARING ON PAGES 2 AND 3 HEREOF TO WHICH WE AGREE.

                     AGREEMENT FOR STANDBY LETTER OF CREDIT

     In consideration of the Bank issuing its Standby Letter of Credit ("Credit"), substantially according to the foregoing instructions, intending to be legally bound:

     1. The undersigned agrees to pay the Bank in United States currency on demand, or, in any event, upon the presentation of any sight draft or the majority of any time draft drawn or purporting to be drawn under or in connection with the Credit, the value of the Credit or of each draft purporting to be drawn thereunder, together with the Bank's commission, fees and all expenses paid or incurred by the Bank in connection with the Credit, and interest, at a rate to be determined by the Bank, per annum equal to three percent (3%) in excess of the Bank's Prime Rate from the date of any payment by it to the date of reimbursement by the undersigned. "Prime Rate" is defined as the rate of interest for loans established by the Bank from time to time as its prime rate. The per annum rate of interest payable by the undersigned under this Agreement shall change each time the Prime Rate changes, effective on and as of the date of such change. No provision hereof shall create or imply any obligation or agreement by the Bank to extend credit to the undersigned or to refrain from requiring payment when due or demanded hereunder. As to drafts payable in currency other than United States currency, the undersigned agrees to pay the Bank an amount in United States currency equivalent to the actual cost to the Bank of settlement of the Bank's obligations under each such draft.

     2. The undersigned hereby grants to the Bank an absolute security interest in and unqualified right to the possession and disposal of all property, including shipping documents and documents of title, owned by us or any one of us in or coming into the Bank's possession or custody, and in any deposit balances now or hereafter held now or hereafter held by the Bank for our or any of our account, together with the proceeds of each and all of the foregoing until such time as all the obligations and liabilities of us or any of us to the Bank under or with reference to the Credit or any other obligations or liabilities of us, or any of us, to the Bank, now or hereafter incurred have been fully paid and discharged. Such security interest shall be independent of the Bank's right of setoff. The undersigned agrees to deliver and assign to the Bank, upon demand, security of a value and character satisfactory to the Bank, or to make such cash deposits with the Bank as the Bank may require to further secure our obligation hereunder.

     3. The undersigned agrees that the transactions covered by or related to this application are not prohibited under the Foreign Assets Control Regulations, other regulations of a similar nature in effect from time to time with regard to specified foreign countries or the Transaction Control Regulations of the United States Treasury Department and that all transactions covered by or related to the application conform in every respect to all existing United States Government Regulations. Neither we nor the beneficiaries are "designated nationals" or "specially designated nationals" under such Regulations.

     4. The undersigned agrees to indemnify, defend and save the Bank and the Bank's correspondents harmless from and against all losses, damages, claims, liabilities, costs or expenses, including reasonable counsel fees, in any way arising from or in connection with the Credit. The beneficiaries of the Credit shall be deemed our agents and we assume all risks of their acts or omissions.

     5. The undersigned agrees to reimburse the Bank on demand for any costs of issuing, maintaining or paying the Credit whether in the nature of reserves, special deposits, capital or other requirements against credits issued by the Bank or in the form of assessments or other fees imposed on such credits, resulting from any law or regulation now or hereafter in existence or the enforcement or interpretation thereof. The Bank may determine such costs by any reasonable method and the Bank's determination in the absence of manifest error shall be conclusive.

     6. The undersigned agrees the Bank shall not be deemed to have waived any of the Bank's rights hereunder unless the Bank or its authorized agent shall have signed a written waiver thereof. No such waiver, unless it expressly so states, shall be effective as to any transaction which occurs subsequent to the date of such waiver nor as to any continuation of a breach after such waiver.

     7. If the undersigned consists of more than one person (including any individual, bank, business corporation, partnership, or other form of legal entity; such persons shall be jointly and severally liable under this Agreement and, notwithstanding the fact that one or more of such persons may have executed this Agreement as a sponsor, a guarantor or in some other capacity, each such person makes each and all of these promises, pledges, covenants and agreements and shall be directly, unconditionally and fully liable to the Bank hereunder.

     8. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, EACH UNDERSIGNED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE THE BANK MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. EACH UNDERSIGNED PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO EACH UNDERSIGNED PARTY.

     9. EACH UNDERSIGNED PARTY HEREBY WAIVES, AND THE BANK BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO, ACCEPT OR RELY UPON THIS AGREEMENT.

    10. The Credit and this Agreement shall be subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400 or the most recent revision thereof, the terms of which are known to us, and the same shall be considered as incorporated herein. The Credit and this Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

                       --------------------------------------------------------
                       TYPE OR PRINT NAME OF COMPANY, INDIVIDUAL OR CORPORATION


-----------------      --------------------------------------------------------
DATE SIGNED            AUTHORIZED SIGNATURE(S) AND TITLE(S)

                                      AND

     If the Credit is being issued at the request of a correspondent bank, other principal or guarantor, then:

                       --------------------------------------------------------
                       TYPE OR PRINT CORRESPONDENT BANK, OTHER PRINCIPAL
                       OR GUARANTOR NAME


-----------------      --------------------------------------------------------
DATE SIGNED            OFFICIAL SIGNATURE(S) AND TITLE(S)


                     NOTE: Page 4 is to be completed by the
                           Relationship Manager or
                           Branch Personnel only.

-------------------------------------------------------------------------------
* CoreStates Bank, N.A. also conducts business as Philadelphia National Bank, as CoreStates First Pennsylvania Bank and as CoreStates Hamilton Bank.

                              REQUEST FOR ISSUANCE
                          OF STANDBY LETTER OF CREDIT

    **TO BE COMPLETED BY THE BANK RELATIONSHIP MANAGER OR BRANCH PERSONNEL**

Print or type name of person completing this section:
                                                     --------------------------

To: International Operations
    Letter of Credit Dept.
    F.C. 1-2-10-49

Please issue a Standby Letter of Credit as previously described complying with the following instructions:

Date of request:                            Amount:
                -----------------------            ----------------------------

Place this liability on the Loan Information System to:
                                                       ------------------------

-------------------------------------------------------------------------------
                      (applicant or other guarantor name)

Name of relationship manager for this Letter of Credit:
                                                       ------------------------

Find code of relationship manager:
                                  ---------------------------------------------

Telephone extension of relationship manager:
                                            -----------------------------------

BILLING INSTRUCTIONS:

Fee Rate:       % per annum or flat fee of
         -------                          ---------------

/ /Send bill to:   / / applicant   / / relationship manager

/ / Charge applicant's account number:
                                      -------------------

Credit the revenue (fees) collected to responsibility center number:
                                                                    -----------

DOCUMENT DISTRIBUTION:

Send original Letter of Credit to:   / / beneficiary   / / relationship manager


Send copy Letter of Credit to:       / / applicant     / / relationship manager


Send original and copy(ies) to:      / / other:
                                               --------------------------------

SPECIAL INSTRUCTIONS:

Is EVERGREEN language required?      / / Yes    / / No

If yes, what is the number of days notification required for customary non-renewal notice?

/ / Thirty Days   / / Sixty Days   / / Ninety Days   / / Other:
                                                               ----------------

Date:
     -----------------     ----------------------------------------------------
                           Signature of relationship manager or other branch personnal completing this section

                                                                     SCHEDULE 1

                              Disclosure Schedule

Section 3.2   Stock Ownership

                                          Shares                 Percent of
     Name of Shareholder                  Owned              Outstanding Shares
     -------------------                  -----              ------------------
Harry Muhlschlegel                        97 shs                   48.50%

Karen Muhlschlegel                        97 shs                   48.50%

Jeffrey Muhlschlegel Income Trust          2 shs                    1.00%

Jennifer Muhlschlegel Income Trust         2 shs                    1.00%

Vicki Whittall Income Trust                2 shs                    1.00%
                                         -------                  ------
                                         200 shs                  100.00%


Section 3.5  Additional Indebtedness Not Shown In Financial Statements.

First Union           $3,414,417

Midlantic             $  213,723
                      ----------
                      $3,628,140